                                                                   EXHIBIT 10.38

================================================================================


                               CREDIT AGREEMENT


                         Dated as of December 19, 1997


                                 by and among

                       FEDERAL REALTY INVESTMENT TRUST,
                                           as Borrower,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO
                  AND THEIR ASSIGNEES UNDER SECTION 13.5.(a),
                                           as Lenders,

                            CORESTATES BANK, N.A.,
                                           as Syndication Agent,

                          FIRST UNION NATIONAL BANK,
                                           as Administrative Agent and
                                           as Arranger,

                                      and

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                           as Documentation Agent and
                                           as Co-Arranger


================================================================================

                               TABLE OF CONTENTS

Article I. Definitions............................................................................   1

          Section 1.1.   Definitions..............................................................   1
          Section 1.2.   General; References to Times.............................................  22

Article II. Credit Facility.......................................................................  22

          Section 2.1.   Revolving Loans..........................................................  22
          Section 2.2.   Bid Rate Loans...........................................................  23
          Section 2.3.   Letters of Credit........................................................  27
          Section 2.4.   Rates and Payment of Interest on Loans...................................  31
          Section 2.5.   Number of Interest Periods...............................................  32
          Section 2.6.   Repayment of Loans.......................................................  32
          Section 2.7.   Prepayments..............................................................  32
          Section 2.8.   Continuation.............................................................  33
          Section 2.9.   Conversion...............................................................  33
          Section 2.10.  Notes....................................................................  34
          Section 2.11.  Voluntary Reductions of the Commitment...................................  34
          Section 2.12.  Extension of Termination Date............................................  34
          Section 2.13.  Expiration or Maturity Date of Letters of Credit Past Termination Date...  36
          Section 2.14.  Amount Limitations.......................................................  36

Article III. Payments, Fees and Other General Provisions..........................................  36

          Section 3.1.   Payments.................................................................  36
          Section 3.2.   Pro Rata Treatment.......................................................  37
          Section 3.3.   Sharing of Payments, Etc.................................................  38
          Section 3.4.   Several Obligations......................................................  38
          Section 3.5.   Minimum Amounts..........................................................  38
          Section 3.6.   Fees.....................................................................  39
          Section 3.7.   Computations.............................................................  40
          Section 3.8.   Usury....................................................................  40
          Section 3.9.   Agreement Regarding Interest and Charges.................................  40
          Section 3.10.  Statements of Account....................................................  40
          Section 3.11.  Defaulting Lenders.......................................................  41
          Section 3.12.  Taxes....................................................................  42

Article IV.  Unencumbered Pool Properties.........................................................  43

          Section 4.1.   Acceptance of Unencumbered Pool Properties...............................  43
          Section 4.2.   Termination of Designation as Unencumbered Pool Property.................  45
          Section 4.3.   Additional Requirements of Unencumbered Pool Properties..................  45

Article V. Yield Protection, Etc..................................................................  45

          Section 5.1.   Additional Costs; Capital Adequacy.......................................  45

          Section 5.2.   Suspension of LIBOR Loans................................................  47
          Section 5.3.   Illegality...............................................................  47
          Section 5.4.   Compensation.............................................................  47
          Section 5.5.   Treatment of Affected Loans..............................................  48
          Section 5.6.   Change of Lending Office.................................................  49
          Section 5.7.   Assumptions Concerning Funding of LIBOR Loans............................  49

Article VI. Conditions Precedent..................................................................  49

          Section 6.1.   Initial Conditions Precedent.............................................  49
          Section 6.2.   Conditions Precedent to All Loans and Letters of Credit..................  52

Article VII. Representations and Warranties.......................................................  52

          Section 7.1.   Representations and Warranties...........................................  52
          Section 7.2.   Survival of Representations and Warranties, Etc..........................  58

Article VIII. Affirmative Covenants...............................................................  58

          Section 8.1.   Preservation of Existence and Similar Matters............................  58
          Section 8.2.   Compliance with Applicable Law and Material Contracts....................  59
          Section 8.3.   Maintenance of Property..................................................  59
          Section 8.4.   Conduct of Business......................................................  59
          Section 8.5.   Insurance................................................................  59
          Section 8.6.   Payment of Taxes and Claims..............................................  60
          Section 8.7.   Visits and Inspections...................................................  60
          Section 8.8.   Use of Proceeds; Letters of Credit.......................................  60
          Section 8.9.   Environmental Matters....................................................  60
          Section 8.10.  Books and Records........................................................  61
          Section 8.11.  REIT Status..............................................................  61
          Section 8.12.  Further Assurances.......................................................  61
          Section 8.13.  Additional Subsidiaries..................................................  61
          Section 8.14.  Exchange Listing.........................................................  62

Article IX. Information...........................................................................  62

          Section 9.1.   Quarterly Financial Statements...........................................  62
          Section 9.2.   Year-End Statements......................................................  62
          Section 9.3.   Compliance Certificate...................................................  62
          Section 9.4.   Other Information........................................................  63

Article X. Negative Covenants.....................................................................  66

          Section 10.1.  Financial Covenants......................................................  66
          Section 10.2.  Indebtedness.............................................................  67
          Section 10.3.  Derivatives Obligations..................................................  68
          Section 10.4.  Permitted Investments....................................................  68
          Section 10.5.  Liens; Agreements Regarding Liens; Other Matters.........................  69
          Section 10.6.  Restricted Payments......................................................  69
          Section 10.7.  Merger, Consolidation and Sales of Assets................................  70
          Section 10.8.  No Plan Assets...........................................................  71

          Section 10.9.  Fiscal Year..............................................................  71
          Section 10.10. Modifications to Material Contracts......................................  71
          Section 10.11. Transactions with Affiliates.............................................  71

Article XI. Default...............................................................................  71

          Section 11.1.  Events of Default........................................................  71
          Section 11.2.  Remedies Upon Event of Default...........................................  75
          Section 11.3.  Remedies Upon Certain Defaults...........................................  76
          Section 11.4.  Allocation of Proceeds...................................................  76
          Section 11.5.  Collateral Account.......................................................  77
          Section 11.6.  Performance by Administrative Agent......................................  78
          Section 11.7.  Rights Cumulative........................................................  78
          Section 11.8.  Recision of Acceleration by Requisite Lenders............................  78

Article XII. The Arranging Agents.................................................................  79

          Section 12.1.  Authorization and Action.................................................  79
          Section 12.2.  Arranging Agents' Reliance, Etc..........................................  79
          Section 12.3.  Notice of Defaults.......................................................  80
          Section 12.4.  First Union and Wells Fargo as Lender....................................  80
          Section 12.5.  Approvals of Lenders.....................................................  80
          Section 12.6.  Lender Credit Decision, Etc..............................................  81
          Section 12.7.  Indemnification of Arranging Agents......................................  82
          Section 12.8.  Successor Administrative Agent...........................................  82
          Section 12.9.  Syndication Agent........................................................  83
          Section 12.10. Approvals and Other Actions by Requisite Lenders.........................  83

Article XIII. Miscellaneous.......................................................................  84

          Section 13.1.  Notices..................................................................  84
          Section 13.2.  Expenses.................................................................  85
          Section 13.3.  Setoff...................................................................  86
          Section 13.4.  Arbitration..............................................................  86
          Section 13.5.  Successors and Assigns...................................................  87
          Section 13.6.  Amendments...............................................................  91
          Section 13.7.  Nonliability of Arranging Agents and Lenders.............................  92
          Section 13.8.  Confidentiality..........................................................  92
          Section 13.9.  Indemnification..........................................................  92
          Section 13.10. Termination; Survival....................................................  94
          Section 13.11. Severability of Provisions...............................................  95
          Section 13.12. GOVERNING LAW............................................................  95
          Section 13.13. Counterparts.............................................................  95
          Section 13.14. Obligations with Respect to Loan Parties.................................  95
          Section 13.15. Limitation of Liability..................................................  95
          Section 13.16. Entire Agreement.........................................................  95
          Section 13.17. Construction.............................................................  96
          Section 13.18. Limitation of Liability of Trustees, Etc.................................  96

SCHEDULE 1.1.A    Loan Parties
SCHEDULE 4.1.     Unencumbered Pool Properties
SCHEDULE 7.1.(b)  Ownership Structure
SCHEDULE 7.1.(f)  Ownership of Properties; Liens
SCHEDULE 7.1.(g)  Indebtedness
SCHEDULE 7.1.(h)  Material Contracts
SCHEDULE 7.1.(p)  Environmental Laws
SCHEDULE 10.3.    Derivatives Obligations

EXHIBIT A         Form of Assignment and Acceptance Agreement
EXHIBIT B         Form of Designation Agreement
EXHIBIT C         Form of Guaranty
EXHIBIT D         Form of Notice of Borrowing
EXHIBIT E         Form of Notice of Continuation
EXHIBIT F         Form of Notice of Conversion
EXHIBIT G         Form of Bid Rate Quote Request
EXHIBIT H         Form of Bid Rate Quote
EXHIBIT I         Form of Bid Rate Quote Acceptance
EXHIBIT J         Form of Revolving Note
EXHIBIT K         Form of Bid Rate Note
EXHIBIT L         Form of Extension Request
EXHIBIT M-1       Form of Opinion of Counsel to the Loan Parties
EXHIBIT M-2       Form of Opinion of Local North Carolina Counsel to the Loan
                  Parties
EXHIBIT N         Form of Compliance Certificate

     THIS CREDIT AGREEMENT dated as of December 19, 1997 by and among FEDERAL REALTY INVESTMENT TRUST, an unincorporated business trust organized under the laws of the District of Columbia (the "Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 13.5.(d), CORESTATES BANK, N.A., as Syndication Agent (the "Syndication Agent"), FIRST UNION NATIONAL BANK, as Administrative Agent and as Arranger (the "Administrative Agent"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and as Co-Arranger (the "Documentation Agent", the Documentation Agent, together with the Administrative Agent, referred to herein as the "Arranging Agents").

     WHEREAS, the Lenders desire to make available to the Borrower a $300,000,000 revolving credit facility, which will include a $30,000,000 letter of credit facility, on the terms and conditions contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                             ARTICLE 1 DEFINITIONS

SECTION 1  DEFINITIONS.

     In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

     "ABSOLUTE RATE" has the meaning given that term in Section 2.2.(c)(ii)(C).
      -------------

     "ABSOLUTE RATE AUCTION" means a solicitation of Bid Rate Quotes setting
      ---------------------
forth Absolute Rates pursuant to Section 2.2.

     "ABSOLUTE RATE LOAN" means a Bid Rate Loan the interest rate on which is
      ------------------
determined on the basis of an Absolute Rate pursuant to an Absolute Rate
Auction.

     "ACCESSION AGREEMENT" means an Accession Agreement substantially in the form of Annex I to the form of Guaranty attached to this Agreement as Exhibit C.

     "ADDITIONAL COSTS" has the meaning given that term in Section 5.1.

     "ADJUSTED EURODOLLAR RATE" means, with respect to each Interest Period for any LIBOR Loan or LIBOR Margin Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans or LIBOR Margin Loans, as applicable, is determined or any category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America). The parties acknowledge that as of the Agreement Date, the percentage referred to in the preceding clause (b) is 0.0%.

     "ADMINISTRATIVE AGENT" means First Union National Bank, in its capacity as contractual representative of the Lenders under the terms of this Agreement, together with its successors.

     "AFFILIATE" means any Person (other than the Arranging Agents or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding ten percent (10.0%) or more of any equity interest in the Borrower; or (c) ten percent (10.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "AGENT" means any of the Administrative Agent, the Syndication Agent, the Documentation Agent.

     "AGREEMENT DATE" means the date as of which this Agreement is dated.

     "APPLICABLE FACILITY FEE" means the percentage set forth in the table below corresponding to the Level at which the "Applicable Margin" is determined in accordance with the definition thereof:

                         -----------------------------
                           LEVEL       FACILITY FEE
                         -----------------------------
                           1                  0.100%
                         -----------------------------
                           2                  0.125%
                         -----------------------------
                           3                  0.150%
                         -----------------------------
                           4                  0.175%
                         -----------------------------
                           5                  0.200%
                         -----------------------------

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee.

     "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all Governmental Authority and all orders and decrees of all courts, tribunals and arbitrators.

     "APPLICABLE MARGIN" means the respective percentages per annum determined, at any time, based on the range into which the Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in the Borrower's Credit Rating which would cause it to move to a different range in the table shall effect a change in the Applicable Margin on the Business Day immediately following the date on which such change occurs. Notwithstanding any other provision contained in this definition, during any period in which the Borrower has no Credit Rating from either S&P or Moody's, the Applicable Margin shall be the percentage corresponding to Level 5 in the table. During any period in which the Borrower shall only have one Credit Rating, the

Applicable Margin shall be based on such Credit Rating. During any period that the Borrower receives two Credit Ratings and such Credit Ratings result in Applicable Margins corresponding to different Levels in the table, the Applicable Margin shall be determined by the higher of such two Credit Ratings unless such Credit Ratings result in Applicable Margins corresponding to Levels which are not adjacent in the table, in which case the Applicable Margin shall be the average of the Applicable Margins determined by each of such two Credit Ratings. During any period that the Borrower receives more than two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the two of such Credit Ratings which are equivalent and if none of such Credit Ratings are equivalent, then the lowest of such Credit Ratings shall be disregarded when determining the Applicable Margin.

     --------------------------------------------------------------------------------
                   BORROWER'S CREDIT RATING         APPLICABLE        APPLICABLE
       LEVEL       (S&P/MOODY'S OR EQUIVALENT)      MARGIN FOR        MARGIN FOR
                                                    LIBOR LOANS     BASE RATE LOANS
     --------------------------------------------------------------------------------
         1         A-/A3 or equivalent                  0.45%              0.00%
     --------------------------------------------------------------------------------
         2         BBB+/Baa1 or equivalent              0.65%              0.00%
     --------------------------------------------------------------------------------
         3         BBB/Baa2 or equivalent               0.80%              0.00%
     --------------------------------------------------------------------------------
         4         BBB-/Baa3 or equivalent              0.90%              0.25%
     --------------------------------------------------------------------------------
         5         Lower than BBB-/Baa3 or              1.05%              0.50%
                   equivalent
     --------------------------------------------------------------------------------

As of the Agreement Date and until redetermined in accordance with the foregoing definition, the Applicable Margin shall be as provided in Level 2 above.

     "ARRANGING AGENT" means either of the Administrative Agent or the Documentation Agent.

     "ASSIGNEE" has the meaning given that term in Section 13.5.(d).

     "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement among a Lender, an Assignee and each Arranging Agent, substantially in the form of Exhibit A.

     "BASE RATE" means the per annum rate of interest equal to the greater of
(a) the Prime Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Administrative Agent or any Lender on any extension of credit to any debtor.

     "BASE RATE LOAN" means a Loan bearing interest at a rate based on the Base Rate.

     "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "BID RATE BORROWING" has the meaning given that term in Section 2.2.(b).

     "BID RATE LOAN" means a loan made by a Lender under Section 2.2.(b).

     "BID RATE NOTES" has the meaning given that term in Section 2.10.(b)

     "BID RATE QUOTE" means an offer in accordance with Section 2.2.(c) by a Lender to make a Bid Rate Loan with one single specified interest rate.

     "BID RATE QUOTE REQUEST" has the meaning given that term in Section
2.2.(b).

     "BORROWER" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and assigns.

     "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in Washington, D.C., San Francisco, California, or Charlotte, North Carolina are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "CAPITALIZATION RATE" means nine percent (9.00%).

     "CAPITALIZED EBITDA" means, with respect to a Person and as of a given date, (a)(i)(A) such Person's EBITDA for the fiscal quarter most recently ended times (B) 4 minus (ii) Replacement Reserves determined for a 365 day period
-----       -----
divided by (b) the Capitalization Rate.
----------

     "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a Capital Lease and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "CAPITALIZED LOAN RECEIVABLE INCOME" means (a) consolidated interest income of the Borrower and its Subsidiaries earned on Loans Receivable for the fiscal quarter most recently ended times (b) 4 divided by (c) 0.15.
                            -----       ----------

     "CAPITALIZED NOI" means, with respect to an Unencumbered Pool Property:
(a)(i)(A) the Net Operating Income of such Unencumbered Pool Property for the fiscal quarter most recently ended times (B) 4 minus (ii) Replacement Reserves
                                   -----       -----
determined for a four-quarter period divided by (b) the Capitalization Rate.
                                     ----------

     "CAPITAL STOCK" means any common stock, Preferred Stock, other capital stock or other equity interest in a Person that is a corporation.

     "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired;

(b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through
(d) above.

     "COLLATERAL ACCOUNT" means a special non-interest bearing deposit account maintained at the Principal Office of the Administrative Agent and under its sole dominion and control.

     "COMMITMENT" means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1. and to issue (in the case of the Administrative Agent) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.3.(a) and 2.3.(i) respectively, in an amount up to, but not exceeding (but in the case of the Administrative Agent excluding the aggregate amount of participations in the Letters of Credit held by other Lenders), the amount set forth for such Lender on its signature page hereto as such Lender's "Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.11. or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.5.

     "COMMITMENT PERCENTAGE" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the sum of the
                                                          --
aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

     "COMPLIANCE CERTIFICATE" has the meaning given such term in Section 9.3.

     "CONSTRUCTION IN PROCESS" means, with respect to a Real Property Asset which is Under Construction, the aggregate, good faith estimated cost of construction (including land acquisition costs) for such Real Property Asset. Construction in Process shall not include costs incurred for redevelopment of any Real Property Asset which has an Occupancy Rate in excess of 70%.

     "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to
Section 2.8.

     "CONVERT", "CONVERSION" and "CONVERTED" each refers to the conversion of a Revolving Loan of one Type into a Revolving Loan of another Type pursuant to
Section 2.9.

     "CORESTATES" means CoreStates Bank, N.A. and its successors and assigns.

     "CREDIT EVENT" means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan and (c) the issuance of a Letter of Credit.

     "CREDIT RATING" means the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of the Borrower.

     "DEFAULT" means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

     "DEFAULTING LENDER" has the meaning set forth in Section 3.11.

     "DERIVATIVES OBLIGATION" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) under Interest Rate Agreements or (b) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values.

     "DESIGNATED LENDER" means a special purpose corporation which is an affiliate of, or sponsored by, a Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P that, in either case, (a) is organized under the laws of the United States of America or any state thereof, (b) shall have become a party to this Agreement pursuant to Section 13.5.(e) and (c) is not otherwise a Lender.

     "DESIGNATED LENDER NOTE" means a Bid Rate Note of the Borrower evidencing the obligation of the Borrower to repay Bid Rate Loans made by a Designated Lender.

     "DESIGNATING LENDER" has the meaning given that term in Section 13.5.(e).

     "DESIGNATION AGREEMENT" means a Designation Agreement between a Lender and a Designated Lender and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as may be agreed to by such Lender, such Designated Lender and the Administrative Agent.

     "DEVELOPED PROPERTY" means a Real Property Asset that is owned or leased by the Borrower or any of its Subsidiaries and on which is located a shopping center, a retail store or a multi-family residential complex.

     "DOCUMENTATION AGENT" means Wells Fargo in its capacity as "Documentation Agent" hereunder and shall include the Documentation Agent's successors and assigns.

     "DOLLARS" or "$" means the lawful currency of the United States of America.

     "EBITDA" means, with respect to a Person and for a given period, such Person's net earnings (loss) for such period plus the sum of the following (to the extent included in the calculation of net earnings (loss) and without duplication): (a) depreciation and amortization expense for such period plus (b) Interest Expense
                                                      ----
for such period plus (c) income tax expense paid or accrued during such period
                ----
plus (d) extraordinary losses, losses from sales of assets and losses resulting
----
from forgiveness by such Person of Indebtedness minus (e) extraordinary gains
                                                -----
and gains from sales of assets for such period plus (f) expenses associated with
                                               ----
significant non-recurring events for such period minus (g) income associated
                                                 -----
significant non-recurring events for such period plus (h) to the extent not
                                                 ----
already included in the immediately preceding clauses (a) through (g), such Person's pro rata share of EBITDA of each Unconsolidated Affiliate of such Person (determined in a manner consistent with this definition of EBITDA).

     "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived in writing by both Arranging Agents.

     "ELIGIBLE ASSIGNEE" means any Person who is: (i) currently a Lender; (ii) a commercial bank, trust company, insurance company, savings and loan association, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; or (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender, the senior unsecured long term indebtedness of such Person or its ultimate corporate parent must be rated BBB+ or higher by S&P, Baa1 or higher by Moody's, or the equivalent or higher of either such rating by another Rating Agency acceptable to the Arranging Agents.

     "ELIGIBLE PROPERTY" means a Real Property Asset which satisfies all of the following requirements as reasonably determined by the Administrative Agent:
(a) such Real Property Asset is a Developed Property and is either (i) owned in fee simple by the Borrower or a Subsidiary or (ii) leased to the Borrower or a Subsidiary under a Capital Lease with a scheduled termination date later than the Termination Date; (b) neither such Real Property Asset, nor any interest of the Borrower or such Subsidiary therein, is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness of the Borrower or such Subsidiary, as applicable; (c) neither such Real Property Asset, nor any interest of the Borrower or such Subsidiary therein, is subject to any provision of the articles of incorporation, bylaws, declaration of trust, limited partnership agreement, limited liability company agreement or other comparable document of the Borrower or such Subsidiary (including without limitation, any provision requiring the consent of shareholders, partners or other Persons holding any equity interest in the Borrower or such Subsidiary, as applicable) which limits in any way the Borrower's or such Subsidiary's ability (i) to create any Lien on such Real Property Asset as security for Indebtedness of the Borrower or such Subsidiary, as applicable or (ii) to sell, transfer or otherwise dispose of such Real Property Asset; (d) if such Real Property Asset is owned or leased by a Subsidiary, none of the Borrower's direct or indirect ownership interest in such Subsidiary is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (e) such Real Property Asset had an Occupancy Rate of greater than 70%; and (f) such Real Property Asset is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Real Property Asset.

     "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower, any of its Subsidiaries or any of its other ERISA Affiliates or is assumed by the Borrower, any of its Subsidiaries or any of its other ERISA Affiliates in connection with any acquisition or other business combination or (b) has at any time been maintained for the employees of the Borrower, any of its Subsidiaries or any other current or former ERISA Affiliate.

     "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C.
(S) 7401 et seq; Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. (S) 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.; National Environmental Policy Act, 42 U.S.C. (S) 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

     "EQUITY ISSUANCE" means any issuance or sale by a Person of its capital stock or other similar equity interest, or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or other similar equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

     "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EVENT OF DEFAULT" means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

     "EXTENSION REQUEST" has the meaning given that term in Section 2.12.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and
(b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent by federal funds dealers selected by the Administrative Agent on such day on such transaction as determined by the Administrative Agent.

     "FEES" means the fees and commissions provided for or referred to in
Section 3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document.

     "FIRST UNION" means First Union National Bank and its successors and assigns.

     "FIXED CHARGES" means, with respect to a Person and for a given period, the sum of (a) the Interest Expense of such Person for such period, plus (b) the
                                                                ----
aggregate of all scheduled principal payments on Indebtedness made by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate
                                                         ----
of all dividends paid or accrued by such Person on any Preferred Stock during such period, plus (d) the Replacement Reserves for such period.
             ----

     "FOREIGN LENDER" means any Lender organized under the laws of a jurisdiction other than the United States of America.

     "FUNDS FROM OPERATIONS" means, with respect to any Person income before depreciation and amortization of real estate assets and before extraordinary items and significant non-recurring events and excluding gains and losses from sales of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis.

     "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

     "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

     "GROSS ASSET VALUE" means, at a given time, the sum of (a) the Capitalized EBITDA of the Borrower and its Subsidiaries determined on a consolidated basis, plus (b) all cash and cash equivalents of the Borrower and its Subsidiaries
----
determined on a consolidated basis at such time (excluding tenant deposits and other cash and cash equivalents, the disposition of which by the Borrower or a Subsidiary, as applicable, is restricted in any way (excluding restrictions in the nature of early withdrawal penalties)), plus (c) with respect to any of Real
                                            ----
Property Assets which are under
construction, the amount of construction in process as determined in accordance with GAAP for such Real Property Assets at such time (including without duplication the Borrower's or any Subsidiary's proportionate share of all construction in process of Unconsolidated Affiliates of the Borrower or such Subsidiary) plus (d) with respect to any Real Property Asset acquired during the
            ----
fiscal quarter most recently ending, the undepreciated purchase price paid for such Real Property Asset less any amounts paid to the Borrower or any Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements (including without duplication the Borrower's or any Subsidiary's proportionate share of undepreciated purchase price paid for such Real Property Asset of Unconsolidated Affiliates of the Borrower or such Subsidiary). In determining Gross Asset Value of the Borrower or any Subsidiary for the fiscal quarter most recently ending, EBITDA attributable to any Real Property Asset acquired or disposed of during such fiscal quarter shall be disregarded when calculating Capitalized EBITDA pursuant to the preceding clause (a).

     "GUARANTEED" or to "GUARANTEE" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. "Guaranteed" or to "Guarantee" shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), comaking, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.
The amount of any Guarantee shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or otherwise supported.

     "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     "INDEBTEDNESS" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); and (e) all Indebtedness of other Persons which (i) such Person has Guaranteed or is otherwise recourse to such Person or (ii) are secured by a Lien on any property of such Person.

     "INTELLECTUAL PROPERTY" has the meaning given that term in Section 7.1.(t).

     "INTEREST EXPENSE" means, with respect to a Person and for any period, (a) the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable, plus (b) to the extent not included in the preceding
                            ----
clause (a), such Person's proportionate share of all paid or accrued interest expense for such period of Unconsolidated Affiliates of such Person.

     "INTEREST PERIOD" means:

     (a) with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

     (b) with respect to any Absolute Rate Loan, the period commencing on the date such Absolute Rate Loan is made and ending on any Business Day not less than 7 nor more than 180 days thereafter, as the Borrower may select as provided in Section 2.2.(b); and

     (c) with respect to any LIBOR Margin Loan, each period commencing on the date such LIBOR Margin Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.2.(b), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day; and (iii) notwithstanding the immediately preceding clause (i), no Interest Period for any LIBOR

Loan or LIBOR Margin Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan or LIBOR Margin Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

     "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement entered into with a nationally recognized financial institution then having an Investment Grade Rating for the purpose of protecting against fluctuations in interest rates.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "INVESTMENT" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person: (a) the purchase or other acquisition of any share of capital stock or other equity interest, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person; (c) any Guarantee of the Indebtedness of any other Person; (d) the subordination of any claim against a Person to other Indebtedness of such Person; and (e) any other investment in any other Person.

     "INVESTMENT GRADE RATING" means a Credit Rating of BBB- or higher by S&P, Baa3 or higher by Moody's, or the equivalent or higher of either such rating by another Rating Agency.

     "L/C COMMITMENT AMOUNT" equals $30,000,000.

     "LENDER" means each financial institution from time to time party hereto as a "Lender" or a "Designated Lender," together with its respective successors and assigns; provided, however, that the term "Lender" shall exclude each Designated Lender when used in reference to any Loan other than a Bid Rate Loan, the Commitments or terms relating to any Loan other than a Bid Rate Loan and the Commitments and shall further exclude each Designated Lender for all other purposes hereunder except that any Designated Lender which funds a Bid Rate Loan shall, subject to Section 13.5.(e), have the rights (including the rights given to a Lender contained in Sections 13.2. and 13.9.) and obligations of a Lender associated with holding such Bid Rate Loan.

     "LENDING OFFICE" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

     "LETTER OF CREDIT" has the meaning set forth in Section 2.3.(a).

     "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

     "LETTER OF CREDIT LIABILITIES" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Administrative Agent in its capacity as such) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.3.(i), and the Administrative Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Administrative Agent of their participation interests under such Section.

     "LIBOR" means, for any LIBOR Loan or LIBOR Margin Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars for a period of comparable duration to such Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "LIBOR AUCTION" means a solicitation of Bid Rate Quotes setting forth LIBOR
      -------------
Margins based on LIBOR pursuant to Section 2.2.

     "LIBOR LOANS" means Revolving Loans bearing interest at a rate based on LIBOR.

     "LIBOR MARGIN" shall have the meaning assigned to such term in Section
      ------------
2.2.(c)(ii)(D).

     "LIBOR MARGIN LOAN" means a Bid Rate Loan the interest rate on which is
      -----------------
determined on the basis of LIBOR pursuant to a LIBOR Auction.

     "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge, ground lease or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction and (d) any agreement by such Person to grant, give, or otherwise convey any of the foregoing.

     "LOAN" means a Revolving Loan or a Bid Rate Loan.

     "LOAN DOCUMENT" means this Agreement, each Note, each Letter of Credit Document and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

     "LOAN PARTY" means each of the Borrower, each other Person who Guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations. Schedule 1.1.(A) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

     "LOANS RECEIVABLE" means promissory notes held by the Borrower or any Subsidiary which promissory notes (i) are secured by a mortgage or other similar Lien on real property and related improvements and (ii) are not subject to any Lien.

     "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Arranging Agents under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. All determinations of materiality shall be made by the Requisite Lenders in their reasonable judgment unless expressly provided otherwise and shall be subject to the arbitration provisions contained in Section 13.4.

     "MATERIAL CONTRACT" means any contract or other arrangement (other than the Loan Documents), whether written or oral, to which the Borrower or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

     "MATERIAL PLAN" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

     "MATERIAL SUBSIDIARY" means any Subsidiary of the Borrower which (a) owns, or otherwise has any interest in, any Unencumbered Pool Property or any other property or asset which is taken into account when calculating Unencumbered Asset Value; (b) has total assets greater than or equal to 10% of total assets of the Borrower and its Subsidiaries determined on a consolidated basis (calculated as of the fiscal quarter most recently ending or (c) has net earnings greater than or equal to 10% of the net earnings of the Borrower and its Subsidiaries determined on a consolidated basis.

     "MOODY'S" means Moody's Investors Services, Inc.

     "MORTGAGE" means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NET OPERATING INCOME" means, for any Unencumbered Pool Property and for a given period, the sum of the following (without duplication): (a) rents and other revenues received in the ordinary course from such Unencumbered Pool Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses (other than interest)
                                  -----
paid or accrued related to the ownership, operation or maintenance of such Unencumbered Pool Property, including but not limited to taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Unencumbered Pool Property, but specifically excluding general overhead expenses of the Borrower and any property management fees).

     "NET PROCEEDS" means, with respect to an Equity Issuance by a Person, the aggregate amount of all cash received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

     "NON-CONFORMING PROPERTY" has the meaning given that term in Section 4.2.

     "NON-GUARANTOR SUBSIDIARY" means (a) Congressional Plaza Associates Joint Venture, Street Retail Forest Hills I LLC, Street Retail West I L.P., Street Retail West II L.P., FR Pike 7 Limited Partnership and FRIT San Jose Town and Country Village LLC and (b) any Subsidiary of the Borrower which becomes a Material Subsidiary after the date hereof and which is prohibited from executing a Guaranty or Accession Agreement, as applicable, pursuant to Sections 6.1.(a)(viii) and 8.13. herein, by (i) the terms of its articles of incorporation, bylaws, declaration of trust, partnership agreement, operating agreement or other comparable organizational document (and which terms have not been waived in accordance with the terms of any such organizational document) or
(i) Applicable Law.

     "NOTE" means a Revolving Note or a Bid Rate Note.

     "NOTICE OF BORROWING" means a notice in the form of Exhibit D to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower's request for a borrowing of Revolving Loans.

     "NOTICE OF CONTINUATION" means a notice in the form of Exhibit E to be delivered to the Administrative Agent pursuant to Section 2.8. evidencing the Borrower's request for the Continuation of a LIBOR Loan.

     "NOTICE OF CONVERSION" means a notice in the form of Exhibit F to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower's request for the Conversion of a Revolving Loan from one Type to another Type.

     "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to either Arranging Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

     "OCCUPANCY RATE" means, with respect to a Real Property Asset at such time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Real Property Asset actually occupied by tenants paying rent pursuant to binding leases to (b) the aggregate net rentable square footage of such Real Property Asset at such time.

     "PARTICIPANT" has the meaning given that term in Section 13.5.(c).

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

     "PERMITTED LIENS" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 8.6.;
(b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; (d) Liens in existence as of the Agreement Date and set forth in Schedule 7.1.(f); and (e) Liens in favor of the Administrative Agent for the benefit of the Lenders.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "POST-DEFAULT RATE" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to four percent (4.0%) plus the Base Rate as in effect from time to time.

     "PREFERRED STOCK" means, with respect to any Person, shares of capital stock of, or other equity interests in, such Person which are entitled to preference or priority over any other capital stock of, or other equity interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

     "PRIME RATE" means the rate of interest per annum announced publicly by the Administrative Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Administrative Agent or any Lender.

     "PRINCIPAL OFFICE" means the office of the Administrative Agent located at One First Union Center, Charlotte, North Carolina 28288, or such other office of the Administrative Agent as the Administrative Agent may designate from time to time.

     "QUARTERLY DATE" means the last Business Day of March, June, September and December in each year, the first of which shall be December 31, 1997.

     "RATING AGENCY" means S&P, Moody's Duff & Phelps/MCM, Fitch Investors Service, Inc. or any other nationally recognized securities rating agency selected by the Borrower and reasonably acceptable to the Arranging Agents.

     "REAL PROPERTY ASSETS" means the real property assets currently owned in whole or in part by the Borrower or any Subsidiary and listed on Schedule 7.1.(f), as such Schedule may be modified from time to time to reflect sales, transfers, assignments, conveyances, development, acquisitions and purchases of real property assets.

     "REGISTER" has the meaning given that term in Section 13.5.(f).

     "REGULATORY CHANGE" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

     "REIMBURSEMENT OBLIGATION" means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Administrative Agent for any drawing honored by the Administrative Agent under a Letter of Credit.

     "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

     "REJECTING LENDER" has the meaning given that term in Section 2.12.(b).

     "REPLACEMENT RESERVES" means, for any period and with respect to any Real Property Asset, an amount equal to (a) $0.60 times, (b) a fraction, the
                                             ------
numerator of which is the number of days of such period, and the denominator of which is 365 times the aggregate gross leasable square feet of such Real
             -----
Property Asset. If the term Replacement Reserves is used without reference to any specific Real Property Asset, then it shall be determined on an aggregate basis with respect to all Real Property Assets and a proportionate share of all real property of all Unconsolidated Affiliates.

     "REQUISITE LENDERS" means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the Loans and Letter of Credit Liabilities.

     "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of the Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding.

     "REVOLVING LOAN" means a loan made by a Lender to the Borrower pursuant to
Section 2.1.

     "REVOLVING NOTE" has the meaning given that term in Section 2.10.(a).

     "SECURED INDEBTEDNESS" means, with respect to any Person, any Indebtedness of such Person that is secured in any manner by any Lien, and shall include without duplication such Person's pro rata share of the Secured Indebtedness of any of such Person's Unconsolidated Affiliates.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

     "SHAREHOLDER'S EQUITY" means, for a Person at any given time, such Person's shareholder's equity determined on a consolidated basis in accordance with GAAP plus, in the case of the Borrower, (i) the "minority interest" as reported on
----
the Borrower's most recent quarterly consolidated balance sheet as of the end of such quarter and (ii) the amount by which the Borrower's accumulated dividends in excess of its net income determined on a consolidated basis exceeds $208,000,000.

     "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and

(b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

     "STATED AMOUNT" means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

     "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

     "SUBORDINATED DEBT" means Indebtedness of the Borrower or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Loans and the other Obligations in a manner satisfactory to the Arranging Agents in their sole and absolute discretion.

     "SUBSIDIARY" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "WHOLLY OWNED SUBSIDIARY" means any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

     "SYNDICATION AGENT" means CoreStates in its capacity as "Syndication Agent" hereunder and shall include the Syndication Agent's successors and assigns.

     "TAXES" has the meaning given that term in Section 3.12.

     "TERMINATION DATE" means December 19, 2002 or such later date to which the Termination Date may be extended pursuant to Section 2.12.

     "TOTAL LIABILITIES" means, as to any Person and as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on the consolidated balance sheet of such Person as at such date, and in any event shall include (without duplication): (a) all Indebtedness of such Person; (b) all accounts payable of such Person; (c) all accrued expenses of such Person and (d) to the extent not already included in any of the preceding clauses, such Person's proportionate share of the Total Liabilities of any Unconsolidated Affiliate of such Person.

     "TYPE" with respect to any Loan, refers to whether such Loan is a LIBOR Loan, Base Rate Loan, Absolute Rate Loan or LIBOR Margin Loan.

     "UNCONSOLIDATED AFFILIATE" shall mean, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

     "UNDER CONSTRUCTION" means, with respect to a Real Property Asset, that construction of improvements has begun (as evidenced by foundation excavation) on such Real Property Asset but has not yet been completed (as such completion shall be evidenced by the issuance of a certificate of occupancy or its equivalent after completion of all budgeted amenities).

     "UNENCUMBERED POOL PROPERTIES" means those Eligible Properties that have been approved pursuant to Article IV.

     "UNENCUMBERED ASSET VALUE" means the sum of (a) the Capitalized NOI for each Unencumbered Pool Property owned by the Borrower or a Subsidiary during the fiscal quarter most recently ending, plus (b) the undepreciated purchase price
                                     ----
paid for any Unencumbered Pool Property acquired by the Borrower or a Subsidiary during the fiscal quarter most recently ending (less any amounts paid to the Borrower or any Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements), plus (c) the
                                                                   ----
Capitalized NOI for each Unencumbered Pool Property leased under Capital Lease by the Borrower or a Subsidiary during the fiscal quarter most recently ending, plus (d) Capitalized Loan Receivable Income. For purposes of determining the
----
Unencumbered Asset Value, the following limitations shall apply: (i) if the Capitalized NOI of an Unencumbered Pool Property exceeds 9.99% of the Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value; (ii) with respect to any Unencumbered Pool Property owned or leased by a Subsidiary that is not a Wholly Owned Subsidiary, then (x) only the Borrower's pro rata share (determined in proportion to the Borrower's ownership interest in such Subsidiary) of the Capitalized NOI or undepreciated purchase price, as applicable, of such Unencumbered Pool Property shall be included in Unencumbered Asset Value, (y) not more than 15% of the total Unencumbered Asset Value shall be attributable to Unencumbered Pool Properties owned or leased by Subsidiaries that are not a Wholly Owned Subsidiary and (z) not more than 7.5% of the total Unencumbered Asset Value shall be attributable to Unencumbered Pool Properties owned or leased by Non-Guarantor Subsidiaries; (iii) not more than $300,000,000 of the total Unencumbered Asset Value shall be attributable to Unencumbered Pool Properties of the type described in the immediately preceding clause (c) and
(iv) not more than 5% of the total Unencumbered Asset Value shall be attributable to Capitalized Loan Receivable Income. For purposes of this definition only and as long as the Borrower continues to own an equity interest in each equal to at least the percentage amount set forth for each on Schedule 7.1.(b) as of the Agreement Date, each of the following shall be considered a Wholly Owned Subsidiary: Governor Plaza Associates, Andorra Associates, Shopping Center Associates , FR Pike 7 Limited Partnership, FRIT San Jose Town and Country Village LLC and Berman Enterprises II, Limited Partnership

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNSECURED INDEBTEDNESS" means, with respect to a Person, all Indebtedness of such Person that is not Secured Indebtedness.

     "VARIABLE RATE DEBT" means all Indebtedness of Borrower and its Subsidiaries which bears interest at fluctuating rates (and in any event shall include all Loans and other Indebtedness of the Borrower under any of the Loan Documents) and for which Borrower or such Subsidiary has not obtained Interest Rate Agreements which effectively cause such variable rates to be equivalent to fixed rates less than or equal to 9.0% per annum.

     "WELLS FARGO" means Wells Fargo Bank, National Association and its successors and assigns.

SECTION 1  GENERAL; REFERENCES TO TIMES.

     Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to the terms of this Agreement. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Charlotte, North Carolina time.

                           ARTICLE 2 CREDIT FACILITY

SECTION 2  REVOLVING LOANS.

     (a)  Generally.  Subject to the terms and conditions hereof, during the
          ---------
period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment; provided, however, that in no event shall the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, and the aggregate principal amount of all outstanding Bid Rate Loans, exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

     (b)  Requesting Revolving Loans. The Borrower shall give the Administrative
          --------------------------
Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to the Administrative Agent before 12:00 noon (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and
(ii) in the case of Base Rate Loans, on the proposed date of such borrowing.
Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Administrative Agent by telecopy on the same day of the giving of such telephonic notice. The Administrative Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Administrative Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

     (c)  Disbursements of Revolving Loan Proceeds.  No later than 3:00 p.m. on
          ----------------------------------------
the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Administrative Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Administrative Agent the Revolving Loan to be made by such Lender on such date, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article VI. for such borrowing, the Administrative Agent will make the proceeds of such borrowing available to the Borrower no later than 4:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.

SECTION 2.2.  BID RATE LOANS.

     (a)  Bid Rate Loans.  In addition to borrowings of Revolving Loans, at any
          --------------
time during the period from the Effective Date to but excluding the Termination Date, and so long as the Borrower has been assigned an Investment Grade Rating from either S&P or Moody's, the Borrower may, as set forth in this Section, request the Lenders to make offers to make Bid Rate Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b)  Requests for Bid Rate Loans.  When the Borrower wishes to request from
          ---------------------------
the Lenders offers to make Bid Rate Loans, it shall give the Administrative Agent notice (a "Bid Rate Quote Request") so as to be received no later than 10:00 a.m. on (x) the Business Day immediately preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction and (y) on the date four Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction. The Administrative Agent shall deliver to each Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Administrative Agent. The Borrower may request offers to make Bid Rate Loans for up to 3 different Interest Periods in each Bid Rate Quote Request (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Bid Rate Quote Request for a separate borrowing (a "Bid Rate Borrowing"). Each Bid Rate Quote Request shall be substantially in the form of Exhibit G and shall specify as to each Bid Rate Borrowing:

          (i)   the proposed date of such borrowing, which shall be a Business
     Day;

          (ii) the aggregate amount of such Bid Rate Borrowing, which shall not cause any of the limits specified in Section 2.14. to be violated;

          (iii) whether the Bid Rate Quote Request is for LIBOR Margin Loans or Absolute Rate Loans; and

          (iv)  the duration of the Interest Period applicable thereto.

Except as otherwise provided in this subsection (b), the Borrower shall deliver no more than two Bid Rate Quote Requests in any calendar month and no Bid Rate Quote Request shall be delivered within five Business Days of the giving of any other Bid Rate Quote Request.

     (c)  Bid Rate Quotes.
          ---------------

          (i) Each Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Borrower's request under Section 2.2.(b) specified more than one Interest Period, such Lender may make a single submission containing only one Bid Rate Quote for each such Interest Period. Each Bid Rate Quote must be submitted to the Administrative Agent not later than 12:00 noon (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, and in either case the Administrative Agent shall disregard any Bid Rate Quote received after such time; provided that the Lender then acting as Administrative Agent may submit a Bid Rate Quote only if it notifies the Borrower of the terms of the offer contained therein not later than 45 minutes prior to the latest time by which the Lenders must submit applicable Bid Rate Quotes. Subject to Articles VI. and XI., any Bid Rate Quote so made shall be irrevocable. Such Bid Rate Loans may be funded by a Lender's Designated Lender (if any) as provided in Section 13.5.(e), however such Lender shall not be required to specify in its Bid Rate Quote whether such Bid Rate Loan will be funded by such Designated Lender.

          (ii) Each Bid Rate Quote shall be substantially in the form of Exhibit H and shall specify:

               (A) the proposed date of borrowing and the Interest Period therefor;

               (B) the principal amount of the Bid Rate Loan for which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Lender submits Bid Rate Quotes (x) may be greater or less than the Commitment of such Lender but (y) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested;

               (C) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) offered for each such Absolute Rate Loan (the "Absolute Rate");

               (D) in the case of a LIBOR Auction, the margin above or below applicable LIBOR (the "LIBOR Margin") offered for each such LIBOR Margin Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) to be added to (or subtracted from) the applicable LIBOR;

               (E)  the identity of the quoting Lender; and

               (F) any Bid Rate Quote shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

     No Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

     (d)  Notification by Administrative Agent.  The Administrative Agent shall,
          ------------------------------------
as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 12:30 p.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Margin and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction), notify the Borrower of the terms (i) of any Bid Rate Quote submitted by a Lender that is in accordance with Section 2.2.(c) and (ii) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Administrative Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of the Bid Rate Borrowing for which offers have been received and (B) the principal amounts and Absolute Rates or LIBOR Margins, as applicable, so offered by each Lender (identifying the Lender that made each Bid Rate Quote).

     (e)  Acceptance by Borrower.
          ----------------------

          (i) Not later than 1:00 p.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Margin and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of LIBOR Auction, the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.2.(d) which notice shall be in the form of Exhibit I. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The failure of the Borrower to give such notice by such time shall constitute nonacceptance. The Borrower may accept any Bid Rate Quote in whole or in part; provided that:

               (A) the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

               (B) the aggregate principal amount of each Bid Rate Borrowing shall comply with the provisions of Section 3.5. but shall not cause the limits specified in Section 2.14. to be violated;

               (C) acceptance of offers may be made only in ascending order of Absolute Rates or LIBOR Margins, as applicable, in each case beginning with the lowest rate so offered;

               (D) any acceptance in part by the Borrower shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; and

               (E) the Borrower may not accept any offer that fails to comply with Section 2.2.(c) or otherwise fails to comply with the requirements of this Agreement.

          (ii) If offers are made by two or more Lenders with the same Absolute Rates or LIBOR Margins, as applicable, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders in proportion to the aggregate principal amount of such offers. Determinations by the Administrative Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

     (f)  Obligation to Make Bid Rate Loans.  The Administrative Agent shall
          ---------------------------------
promptly (and in any event not later than (x) 2:00 p.m. on the proposed date of borrowing of Absolute Rate Loans and (y) on the date three Business Days prior to the proposed date of borrowing of LIBOR Margin Loans) notify each Lender that submitted a Bid Rate Quote as to whose Bid Rate Quote has been accepted and the amount and rate thereof. A Lender who is notified that it has been selected to make a Bid Rate Loan may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 13.5. Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee under such Bid Rate Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded. Any Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 3:00 p.m. on the date specified for the making of such Loan, make the amount of such

Loan available to the Administrative Agent at its Principal Office in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower no later than 4:00 p.m. on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.

     (g)  No Effect on Commitment.  Except for the purpose and to the extent
          -----------------------
expressly stated in Section 2.11., the amount of any Bid Rate Loan made by any Lender shall not constitute a utilization of such Lender's Commitment.

SECTION 2  LETTERS OF CREDIT.

     (a)  Letters of Credit.  Subject to the terms and conditions of this
          -----------------
Agreement, the Administrative Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 60 days prior to the Termination Date one or more letters of credit (each a "Letter of Credit") up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount.

     (b)  Terms of Letters of Credit. At the time of issuance, the amount, form,
          --------------------------
terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Administrative Agent and the Borrower. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the date 30 days prior to the Termination Date, and any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall have a final expiration date no later than the date 30 days prior to the Termination Date.

     (c)  Requests for Issuance of Letters of Credit.  The Borrower shall give
          ------------------------------------------
the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) no later than 9:00 a.m. two Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit (i) the proposed initial Stated Amount, (ii) the beneficiary or beneficiaries, (iii) whether such Letter of Credit is a commercial or standby letter of credit and
(iv) the proposed expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Administrative Agent. Provided the Borrower has given the notice prescribed by Section 2.3.(a) and subject to Section 2.14. and the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article VI., the Administrative Agent shall issue the requested Letter of Credit on the requested date of issuance. The Administrative Agent shall promptly provide notice to the Lenders of the issuance of any Letter of Credit issued hereunder which notice shall set forth each Lender's pro rata share of (1) such Letter of Credit and (2) all Letters of Credit then outstanding. Upon the written request of the Borrower, the Administrative Agent (x) shall make reasonable efforts to deliver to the Borrower a copy of any Letter of Credit proposed to be issued hereunder prior to the issuance thereof and (y) shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof.
To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan

Document, the term of such Loan Document shall control.

     (d)  Reimbursement Obligations.  Upon receipt by the Administrative Agent
          -------------------------
from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Administrative Agent shall promptly notify the Borrower of the amount to be paid by the Administrative Agent as a result of such demand and the date on which payment is to be made by the Administrative Agent to such beneficiary in respect of such demand. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Administrative Agent for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Administrative Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Administrative Agent of any payment in respect of any Reimbursement Obligation, the Administrative Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of
Section 2.3.(i) such Lender's Commitment Percentage of such payment.

     (e)  Manner of Reimbursement.  Upon its receipt of a notice referred to in
          -----------------------
the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Administrative Agent for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely Notice of Borrowing as provided in Section 2.1.(b) in the case of the borrowing of Revolving Loans, a timely Bid Rate Quote Request as provided in
Section 2.2.(b) in the case of the borrowing of Bid Rate Loans. If the Borrower fails to so advise the Administrative Agent, or if the Borrower fails to reimburse the Administrative Agent for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article VI. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Lender prompt notice of the amount of the Revolving Loan (which shall not be subject to the limitations of Section 2.14.(a)) to be made by such Lender, the proceeds of which such Lender shall make available to the Administrative Agent not later than 3:00 p.m. and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.

     (f)  Effect of Letters of Credit on Commitments.  Upon the issuance by the
          ------------------------------------------
Administrative Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the Stated Amount of such Letter of Credit plus any related Reimbursement Obligations then outstanding.

     (g)  Administrative Agent's Duties Regarding Letters of Credit;
          ----------------------------------------------------------
Unconditional Nature of Reimbursement Obligation.  In examining documents
------------------------------------------------
presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Administrative Agent shall use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Administrative

Agent nor any of the Lenders shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages by others, whether by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay by others in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit, or the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Administrative Agent's rights or powers hereunder. Any action taken or omitted to be taken by the Administrative Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Administrative Agent any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Administrative Agent for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Administrative Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Administrative Agent under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower's Reimbursement Obligations.

     (h)  Amendments, Etc.  The issuance by the Administrative Agent of any
          ---------------
amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Administrative Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Requisite Lenders shall have consented thereto; provided, however, no such amendment, supplement or
                   --------  -------
modification shall result in the extension of the expiration date of the Letter of Credit without the Requisite Lenders prior written consent.

     (i)  Lenders' Participation in Letters of Credit.  Immediately upon the
          -------------------------------------------
issuance by the Administrative Agent of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage of the liability of the Administrative Agent with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Administrative Agent to pay and discharge when due, such Lender's Commitment Percentage of the Administrative Agent's liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Administrative Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Administrative Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Administrative Agent pursuant to the second and last sentences of Section 3.6.(c)).

     (j)  Payment Obligation of Lenders.  Each Lender severally agrees to pay to
          -----------------------------
the Administrative Agent on demand in immediately available funds the amount of such Lender's Commitment Percentage of each drawing paid by the Administrative Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.3.(d) and is not available from funds then on deposit in the Collateral Account. Each such Lender's obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1.(f) or 11.1.(g) or (iv) the termination of the Commitments. Each such payment to the Administrative Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

     (k)  Information to Lenders.  Upon the request of any Lender from time to
          ----------------------
time, the Administrative Agent shall deliver to such Lender information reasonably requested by such Lender with respect to any Letter of Credit then outstanding. Other than as set forth in this subsection or in the immediately preceding subsection (c), the Administrative Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Administrative Agent to perform its requirements under this subsection or such subsection (c) shall not relieve any Lender from its obligations under Section 2.3.(j).

SECTION 2  RATES AND PAYMENT OF INTEREST ON LOANS.

     (a)  Rates.  The Borrower promises to pay to the Administrative Agent for
          -----
account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

          (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin;

          (ii) during such periods as such Loan is a LIBOR Loan, at the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor, plus the Applicable Margin;

          (iii) if such Loan is an Absolute Rate Loan, at the Absolute Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.2.; and

          (iv) if such Loan is a LIBOR Margin Loan, at LIBOR for such Loan for the Interest Period therefor plus or minus the LIBOR Margin quoted by the Lender making such Loan in accordance with Section 2.2.

Notwithstanding the foregoing, during the continuance of an Event of Default the Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest at the Post-Default Rate on the aggregate outstanding principal of all Loans made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

     (b)  Payment of Interest.  Accrued interest on each Loan shall be payable
          -------------------
(i) in the case of a Base Rate Loan, monthly on the first Business Day of each calendar month, (ii) in the case of a LIBOR Loan or a Bid Rate Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of any LIBOR Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Revolving Loan of another Type (but only on the principal amount so paid, prepaid or Converted) and (iv) in the case of any Base Rate Loan, upon the payment or prepayment thereof in full. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

SECTION 2.5.  NUMBER OF INTEREST PERIODS.

     There may be no more than 10 different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

SECTION 2  REPAYMENT OF LOANS.

     (a)  Revolving Loans.  The Borrower shall repay the entire outstanding
          ---------------
principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination Date.

     (b)  Bid Rate Loans.  The Borrower shall repay the entire outstanding
          --------------
principal amount of, and all accrued but unpaid interest on, each Bid Rate Loan on the last day of the Interest Period of such Bid Rate Loan.

SECTION 2  PREPAYMENTS.

     (a)  Optional.  Subject to Section 5.4., the Borrower may prepay any Loan
          --------
(other than a Bid Rate Loan) in whole or in part at any time without premium or penalty. Bid Rate Loans may not be prepaid at the option of the Borrower.

     (b)  Mandatory. If at any time either (i) the aggregate principal amount of
          ---------
all outstanding Revolving Loans, together with the aggregate principal amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Bid Rate Loans, exceeds the aggregate amount of the Commitments in effect at such time, or (ii) the aggregate principal amount of all outstanding Bid Rate Loans exceeds 50% of the aggregate amount of the Commitments in effect at such time, then in either such case the Borrower shall immediately pay to the Administrative Agent for the accounts of the Lenders the amount of such excess. Such payment shall be applied, in the case of a payment as a result of the application of clause (ii), as provided in Section 3.2.(e), and then to pay all amounts of principal outstanding on the other Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

SECTION 2.8.  CONTINUATION.

     So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the current Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 12:00 noon on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with Section 2.9.

SECTION 2.9.  CONVERSION.

     So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Administrative Agent, Convert all or a portion of a Revolving Loan of one Type into a Revolving Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and not later than 12:00 noon on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone, in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Revolving Loan to be Converted, (c) the portion of such Type of Revolving Loan to be Converted, (d) the Type of Revolving Loan such Revolving Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

SECTION 2  NOTES.

     (a)  Revolving Note.  The Revolving Loans made by each Lender shall, in
          --------------
addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit J (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

     (b)  Bid Rate Notes.  The Bid Rate Loans made by any Lender shall, in
          --------------
addition to this Agreement, also be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit K (each a "Bid Rate Note"), dated the date hereof, payable to the order of such Lender and otherwise duly completed.

     (c)  Records; Endorsement on Transfer.  The date, amount, interest rate,
          --------------------------------
Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error. Prior to the transfer of any Note, the Lender shall endorse such items on such Note or any allonge thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans evidenced by such Note.

SECTION 2  VOLUNTARY REDUCTIONS OF THE COMMITMENT.

     The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all outstanding Bid Rate Loans) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to each Arranging Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by each Arranging Agent. The Administrative Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced may not be increased or reinstated. Any reduction in the aggregate amount of the Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the L/C Commitment Amount.

SECTION 2.12.  EXTENSION OF TERMINATION DATE.

     (a)  Generally.  The Borrower may request that the Administrative Agent and
          ---------
the Lenders extend the current Termination Date by a one year period by executing and delivering to the Administrative Agent at least 90 days but no more than 120 days prior to the date four years before the current Termination Date, a written request in the form of Exhibit L (an "Extension Request"). The Administrative Agent shall forward to each Lender a copy of each Extension Request delivered to the Administrative Agent promptly after receipt thereof. The Borrower understands and acknowledges that (a) this Section has been included in this Agreement for the Borrower's convenience in requesting an extension of the Termination Date; (b) none of the Lenders nor the Administrative Agent has promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Termination Date at any time and (c) the Lenders may condition any such extension on such terms and conditions as the Lenders deem appropriate. If all of the Lenders shall have notified the Administrative Agent in writing on or prior to the date which is 30 days prior to the date (the "Current Anniversary Date") four years before the current Termination Date that they accept such Extension Request, then the Termination Date shall be extended to the date one year following the current Termination Date. If any Lender shall not have notified the Administrative Agent on or prior to the Current Anniversary Date that it accepts such Extension Request, then the current Termination Date shall not be extended. The Administrative Agent shall promptly notify the Borrower whether the Extension Request has been accepted or rejected, and if rejected, the Administrative Agent shall also give the Borrower notice of which Lenders rejected such Extension Request (each such Lender a "Rejecting Lender").

     (b)  Rejecting Lenders. Notwithstanding the preceding subsection (a), after
          -----------------
notification from the Administrative Agent that an Extension Request has been rejected, the Termination Date shall be extended as requested in such Extension Request if (i) the Requisite Lenders consented to such Extension Request, (ii) no later than the Current Anniversary Date, the Borrower shall have given written notice to the Administrative Agent and each Lender that the Borrower desires the Termination Date to be so extended notwithstanding such rejection and (iii) the Borrower shall have, no later than 90 days prior to the Termination Date at the time of the Extension Request in question, (x) caused each Rejecting Lender to have assigned its respective Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(d) for a purchase price equal to the aggregate principal balance of Loans then owing to such Rejecting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees and other amounts then owing to such Rejecting Lender under the Loan Documents, and (y) to the extent the Commitment of any Rejecting Lender is not so assigned by such date, paid to such Rejecting Lender the aggregate principal balance of Loans then owing to such Rejecting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees and other amounts then owing to such Rejecting Lender under the Loan Documents, whereupon such Rejecting Lender's Commitment shall terminate, such Rejecting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. In addition, in connection with any such assignment by a Rejecting Lender or any such payment to a Rejecting Lender, the Borrower shall pay the amounts, if any, due such Rejecting Lender under Section 5.4. If the Borrower desires to cause any Rejecting Lender to assign its Commitment pursuant to this subsection, the Borrower shall so notify such Rejecting Lender, the Administrative Agent and the other Lenders in writing no later than the date 120 days prior to the current Termination Date. A Rejecting Lender shall be obligated to assign its Commitment pursuant to this subsection if requested to do so by the Borrower. Each Lender that is not a Rejecting Lender shall have the right (but not the obligation) to acquire such Rejecting Lender's Commitment and shall exercise such right by giving written notice thereof to the Administrative Agent no later than 10 Business Days of receipt of the Borrower's notice. Any Lender who has failed to so notify the Administrative Agent within such 10 Business Day period shall be deemed to have declined to exercise such right. If more than one Lender exercises its right to acquire a Rejecting Lender's Commitment, each such Lender shall acquire an amount of such Rejecting Lender's Commitment in proportion to the Commitments of the Lenders exercising such right. After the expiration of such 10 Business Day period, the Borrower shall have the right to attempt to cause an Eligible Assignee to accept an assignment of a Rejecting Lender's Commitment. No Agent nor any Lender shall have any obligation to assist the Borrower in finding any such Eligible Assignee. If the Requisite Lenders do not consent to any Extension Request or if the Borrower fails to comply with any provision of this subsection, the Termination Date shall not be extended.

SECTION 3  EXPIRATION OR MATURITY DATE OF LETTERS OF CREDIT PAST TERMINATION
DATE.

     If on the date (the "Facility Termination Date") the Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on the Facility Termination Date, pay to the Administrative Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Administrative Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Administrative Agent shall pay to the Borrower (or to whomever else may be legally entitled thereto) the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date 30 Business Days after the expiration date of such Letter of Credit.

SECTION 2.14.  AMOUNT LIMITATIONS.

     Notwithstanding any other term of this Agreement or any other Loan Document, at no time may (a) the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Bid Rate Loans and the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Commitments at such time or (b) the aggregate principal amount of all outstanding Bid Rate Loans exceed 50% of the aggregate amount of the Commitments at such time.

             ARTICLE 3 PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

SECTION 3  PAYMENTS.

     Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its Principal Office, not later than 2:00 p.m. (or 12:00 noon in the case of payments by the Borrower of amounts owing in respect of any Bid Rate Loan funded by a Designated Lender) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Prior to making any such payment, the Borrower shall give the Administrative Agent notice of such payment.
Subject to Sections 3.2. and 3.3., the Administrative Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of the Borrower with the Administrative Agent or such Lender, as the case may be (with notice to the Borrower, the other Lenders and the Administrative Agent). The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Administrative Agent fails to pay such amount to a Lender as provided in the previous sentence, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

SECTION 3  PRO RATA TREATMENT.

     Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a) shall be made from the Lenders, each payment of the Fees under Section 3.6.(a), 3.6.(b) and the first sentence of Section 3.6.(c) shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.11. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 5.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous; (e) each prepayment of principal of Bid Rate Loans by the Borrower pursuant to Section 2.7.(b) shall be made for account of the Lenders then owed Bid Rate Loans pro rata in accordance with the respective unpaid principal amounts of the Bid Rate Loan then owing to each such Lender; and (f) the Lenders' participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be pro rata in accordance with their respective Commitments.

SECTION 3  SHARING OF PAYMENTS, ETC.

     The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender or the Administrative Agent may otherwise have, each Lender and the Administrative Agent shall be entitled, upon the occurrence and during the continuation of a Default or an Event of Default, at its option but in the case of any Lender only with the prior written consent of the Arranging Agents, to offset balances held by it for the account of the Borrower at any of such Lender's (or the Administrative Agent's) offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations owing to such Lender or the Administrative Agent hereunder) which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Lender shall promptly notify the Borrower, all other Lenders and the Administrative Agent thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or
Section 11.4., as applicable, such Lender shall promptly pay such amounts to the other Lenders and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 11.4. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

SECTION 2  SEVERAL OBLIGATIONS.

     No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

SECTION 3.5.  MINIMUM AMOUNTS.

     (a)  Borrowings and Conversions. Each borrowing of Base Rate Loans shall be
          --------------------------
in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof. Each borrowing of LIBOR Loans, and each Conversion of a Base Rate Loan to a LIBOR Loan, shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Each Bid Rate Loan shall be in a minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof.

     (b)  Prepayments.  Each voluntary prepayment of Revolving Loans shall be in
          -----------
an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

     (c)  Reductions of Commitments.  Each reduction of the Commitments under
          -------------------------
Section 2.11. shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof.

     (d)  Letters of Credit.  The initial Stated Amount of each Letter of Credit
          -----------------
shall be at least $100,000.

SECTION 3  FEES.

     (a)  Closing Fee.  In consideration of the extension of the credit facility
          -----------
established hereby, on the Agreement Date, the Borrower agrees to pay to the Administrative Agent for the account of the Lenders a closing fee to each Lender in an amount equal to (i) such Lender's Commitment times (ii) one-eighth of one percent (0.125%).

     (b)  Facility Fee.  The Borrower agrees to pay to the Administrative Agent
          ------------
for the account of the Lenders a facility fee on the average daily aggregate amount of the Commitments (whether or not utilized) at the rate per annum equal to the Applicable Facility Fee for the period from and including the Agreement Date to but excluding the date the Commitments are terminated or reduced to zero or the Termination Date. Such facility fee shall be payable in arrears on (i) each Quarterly Date, (ii) on the Termination Date, (iii) on the date the Commitments are otherwise terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent.

     (c)  Letter of Credit Fees.  In respect of each Letter of Credit, the
          ---------------------
Borrower agrees to pay to the Administrative Agent for account of each Lender a letter of credit fee in an amount equal to the initial Stated Amount of such Letter of Credit times the Applicable Margin for LIBOR Loans determined as of the date of issuance of such Letter of Credit calculated for the period from and including the date of issuance of such Letter of Credit to and including the initial date such Letter of Credit is to expire. In addition, the Borrower shall pay to the Administrative Agent for its own account and not the account of any Lender, a fronting fee in respect of each Letter of Credit at the rate equal to one-eighth of one percent (0.125%) per annum on the initial Stated Amount of such Letter of Credit calculated for the same such period. The fees provided for in the immediately preceding two sentences shall be nonrefundable upon and due and payable in full on the date of issuance of the applicable Letter of Credit. The Borrower shall pay directly to the Administrative Agent from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Administrative Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

     (d)  Bid Rate Loan Fees.  The Borrower agrees to pay to the Administrative
          ------------------
Agent together with each Bid Rate Loan Request an administrative fee in the amount agreed upon by the Administrative Agent and the Borrower pursuant to a letter agreement dated October 3, 1997 or as otherwise may be agreed in writing from time to time.

     (e)  Administrative and Other Fees.  The Borrower agrees to pay the
          -----------------------------
administrative fees of the Administrative Agent in the amounts agreed upon by the Administrative Agent and the Borrower in writing from time to time. In addition, the Borrower agrees to pay such other fees of each Agent in the amounts agreed upon by such Agent and the Borrower in writing from time to time.

SECTION 3  COMPUTATIONS.

     Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

SECTION 3  USURY.

     In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

SECTION 3  AGREEMENT REGARDING INTEREST AND CHARGES.

     The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4.(a)(i) through
(iii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, letter of credit fees, underwriting fees, default charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.

SECTION 3  STATEMENTS OF ACCOUNT.

     The Administrative Agent will provide to the Borrower a monthly statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

SECTION 3.11.  DEFAULTING LENDERS.

     (a)  Generally.  If for any reason any Lender (a "Defaulting Lender") shall
          ---------
fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of five Business Days after notice from the Administrative Agent, then, in addition to the rights and remedies that may be available to the Administrative Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Administrative Agent shall be entitled
(i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document until such defaulted payment and related interest has been paid in full and such default no longer exists and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Administrative Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Administrative Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the default of such Defaulting Lender being cured.

     (b)  Purchase of Defaulting Lender's Commitment.  Any Lender who is not a
          ------------------------------------------
Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. If more than one Lender exercises such right, each such Lender shall have the right to acquire such proportion of such Defaulting Lender's Commitment as they may mutually agree. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof subject to and in accordance with the requirements set forth in Section 13.5.(d), including an appropriate Assignment and Acceptance Agreement. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Administrative Agent shall apply against such purchase price any amounts retained by the Administrative Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Administrative Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Administrative Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

SECTION 3  TAXES.

     (a)  Taxes Generally.  All payments by the Borrower of principal of, and
          ---------------
interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Administrative Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Administrative Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under Applicable Law in effect on the Agreement Date, (iv) any taxes imposed on or measured by any Lender's assets, net income, gross receipts or branch profits and (v) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

          (A) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

          (B) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and

          (C) pay to the Administrative Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent or such Lender will equal the full amount that the Administrative Agent or such Lender would have received had no such withholding or deduction been required.

     (b)  Tax Indemnification.  If the Borrower fails to pay any Taxes when due
          -------------------
to the appropriate Governmental Authority or fails to remit to the Administrative Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     (c)  Tax Forms.  Prior to the date that any Lender or participant organized
          ---------
under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms 4224, 1001, W-8 or W-9, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

                   ARTICLE IV.  UNENCUMBERED POOL PROPERTIES

SECTION 4.1.   ACCEPTANCE OF UNENCUMBERED POOL PROPERTIES.

     (a) The Borrower has made available to each Lender such information, if any, as such Lender has deemed necessary to evaluate the Real Property Assets set forth on Schedule 4.1. for acceptance as an Unencumbered Pool Property. Accordingly, the Lenders have accepted the Real Property Assets listed on
Schedule 4.1. as of the Agreement Date as Unencumbered Pool Properties. If the Borrower desires that the Lenders accept an additional Real Property Asset as an Unencumbered Pool Property, the Borrower shall so notify the Administrative Agent in writing and the Administrative Agent shall promptly notify each of the Lenders. No Real Property Asset will be evaluated by the Lenders unless it is an Eligible Property, and unless and until the Borrower delivers to the Administrative Agent the following, in form and substance satisfactory to the Administrative Agent:


          (i) a description of such Real Property Asset, such description to include the age, location and Occupancy Rate of such Real Property Asset;

          (ii) an operating statement and a rent roll for such Real Property Asset for the three prior fiscal years, for the current fiscal year through the fiscal quarter most recently ending and for the current fiscal quarter, certified by a representative of the Borrower to the best of such representative's knowledge as being true and correct in all material respects provided that, with respect to any period such Real Property Asset was not owned by a Loan Party, such information shall only be required to be delivered to the extent reasonably available to the Borrower;

          (iii) an operating budget for such Real Property Asset with respect to the current fiscal year;

          (iv) copies of all engineering, mechanical, structural and maintenance studies performed with respect to such Real Property Asset not more than twelve months old;

          (v) a "Phase I" environmental assessment of such Real Property Asset not more than 12 months old prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Real Property Asset;

          (vi) with respect to any Real Property Asset being acquired by a Loan Party, a copy of the materials relating to such Real Property Asset submitted by the Borrower to its board of trustees for their approval (but only to the extent such materials have not already been provided under any of the preceding subsections);

          (vii) A copy of the most recent ALTA Owner's Policy of Title Insurance (or if such policy has not been issued, a binding commitment to issue such policy) relating to such Real Property Asset showing fee simple title (or a leasehold estate) being vested in the Borrower or a Subsidiary and all matters of record; and

          (viii) such other information the Administrative Agent may reasonably request in order to determine whether such Real Property Asset constitutes an Eligible Property.

     Following receipt of the foregoing documents and information, the Administrative Agent shall review them as expeditiously as is reasonably practicable under the circumstances but in any event within 10 Business Days of receipt of all such documents and information. If, following such review, the Administrative Agent has determined that such Real Property Asset constitutes an Eligible Property, the Administrative Agent will promptly (i) so notify the Borrower and (ii) submit the foregoing documents and information to the Lenders. Each Lender shall notify the Administrative Agent whether it approves (which approval shall not be unreasonably withheld) of the designation of such Real Property Asset as an Unencumbered Pool Property within 15 Business Days of receipt of all such documents and information. If a Lender shall fail to so notify the Administrative Agent, then such Lender shall be deemed to have approved of such Real Property Asset. Upon approval of such Real Property Asset by the Requisite Lenders, and upon execution and delivery of all of the following, such Real Property Asset shall become an Unencumbered Pool Property:

          (1) If such Real Property Asset is owned or leased by a Loan Party other than the Borrower, all of the documents required to be provided under
     Section 8.13. if not previously delivered to the Administrative Agent; and

          (2) Such other items or documents as may be appropriate under the circumstances as reasonably requested by the Administrative Agent.

SECTION 4.2.   TERMINATION OF DESIGNATION AS UNENCUMBERED POOL PROPERTY.

     A Real Property Asset shall cease to be an Unencumbered Pool Property if it shall cease to be an Eligible Property; provided, however, with respect to any Real Property Asset accepted as an Unencumbered Pool Property even though at the time of such acceptance such Real Property Asset did not meet all of the requirements of an Eligible Property (a "Non-Conforming Property"), such Real Property Asset shall cease to be an Unencumbered Pool Property if it shall cease to satisfy those requirements of an Eligible Property that it did satisfy at the time of its acceptance as an Unencumbered Pool Property. From time to time the Borrower may request, upon not less than 30 days prior written notice to the Administrative Agent and the Lenders, that an Unencumbered Pool Property cease to be an Unencumbered Pool Property. The Administrative Agent shall grant such request if all of the following conditions are satisfied:

     (a) no Default or Event of Default shall have occurred and be continuing both at the time of such request and immediately after giving effect to such request; and

     (b) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating on a pro forma basis, and the Administrative Agent shall have determined, that the Borrower will remain in compliance with Section 10.1 hereof after giving effect to such request and any prepayment to be made and/or the acceptance of any Real Property Asset as an additional or replacement Unencumbered Pool Property to be given concurrently with such request.

SECTION 4.3.   ADDITIONAL REQUIREMENTS OF UNENCUMBERED POOL PROPERTIES.

     The aggregate Occupancy Rate of all Unencumbered Pool Properties shall at all times equal or exceed 85%.

                        ARTICLE 4 YIELD PROTECTION, ETC.

SECTION 3  ADDITIONAL COSTS; CAPITAL ADEQUACY.

     (a)  Additional Costs.  The Borrower shall promptly pay to the
          ----------------
Administrative Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement utilized in the determination of the Adjusted Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

     (b)  Lender's Suspension of LIBOR Loans.  Without limiting the effect of
          ----------------------------------
the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

     (c)  Additional Costs in Respect of Letters of Credit.  Without limiting
          ------------------------------------------------
the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Administrative Agent of issuing (or any Lender purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Administrative Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Administrative Agent or such Lender, the Borrower shall pay immediately to the Administrative Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Administrative Agent or a Lender, such additional amounts as shall be sufficient to compensate the Administrative Agent or such Lender for such increased costs or reductions in amount.

     (d)  Notification and Determination of Additional Costs.  Each of the
          --------------------------------------------------
Administrative Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Administrative Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent and or such Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by the Administrative Agent or such Lender for compensation under this Section. Determinations by the Administrative Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

SECTION 2  SUSPENSION OF LIBOR LOANS.

     Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted Eurodollar Rate for any Interest Period:

     (a) the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period;

     (b) the Administrative Agent reasonably determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period; or

     (c) any Lender that has outstanding a Bid Rate Quote with respect to a LIBOR Margin Loan reasonably determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Margin Loan;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, (i) in the case of clause (a) or (b) above, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan and (ii) in the case of clause (c) above, no Lender that has outstanding a Bid Rate Quote with respect to a LIBOR Margin Loan shall be under any obligation to make such Loan.

SECTION 5.3.  ILLEGALITY.

     Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).

SECTION 2  COMPENSATION.

     The Borrower shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

     (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or Bid Rate Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

     (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI. to be satisfied) to borrow a LIBOR Loan or Bid Rate Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Such payments shall include, but shall not be limited to:

     (i) in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the applicable Interest Period (or duration of the requested Interest Period in the case of a failure to borrow or convert a LIBOR Loan) at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same Loan for the same period if LIBOR were set on the date such payment, prepayment or failure occurred (the "Adjustment Date"), calculating the present value by using as a discount rate LIBOR quoted on the Adjustment Date; or

     (ii) in the case of a Bid Rate Loan, the sum of such losses and expenses as the Lender or Designated Lender who made such Bid Rate Loan may reasonably incur by reason of such prepayment, including without limitation any losses or expenses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such prepayment.

SECTION 5.5.   TREATMENT OF AFFECTED LOANS.

     If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(b), 5.2. or 5.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(b) or 5.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1., 5.2. or 5.3. that gave rise to such Conversion no longer exist:

     (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

     (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such

Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 5.1. or 5.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist provided that its failure to do so shall not cause it to be a Defaulting Lender hereunder) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

SECTION 5.6.   CHANGE OF LENDING OFFICE.

     Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

SECTION 5.7.   ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS.

     Calculation of all amounts payable to a Lender under this Article V. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.

                        ARTICLE 4 CONDITIONS PRECEDENT

SECTION 4  INITIAL CONDITIONS PRECEDENT.

     The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of any Revolving Loans or Bid Rate Loans, or the issuance of a Letter of Credit, is subject to the following conditions precedent:

     (a) The Documentation Agent shall have received each of the following, in form and substance satisfactory to the Arranging Agents:

          (i) Counterparts of this Agreement executed by each of the parties hereto;

          (ii) Notes executed by the Borrower, payable to each Lender and complying with the terms of Section 2.10.(a) and (b);

          (iii) (A) An opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A., counsel to the Borrower, addressed to the Arranging Agents and the Lenders, in substantially the form of Exhibit M-1 and (B) an opinion of Kennedy, Covington, Lobdell & Hickman, L.L.P., local North Carolina counsel to the Borrower, addressed the Arranging Agents and the Lenders, in substantially the form of Exhibit M-2;

          (iv) the declaration of trust of the Borrower certified as of a recent date by the Department of Consumer and Regulatory Affairs of the District of Columbia;

          (v) a good standing certificate issued as of a recent date by the Department of Consumer and Regulatory Affairs of the District of Columbia and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which the Borrower is required to be so qualified;

          (vi) A certificate of incumbency signed by the Secretary or Assistant Secretary of the Borrower with respect to each of the officers of the Borrower authorized to execute and deliver the Loan Documents to which the Borrower is a party and the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion and to request the issuance of Letters of Credit;

          (vii) certified copies (certified by the Secretary or Assistant Secretary of the Borrower) of all action taken by the Borrower's Board of Trustees to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

          (viii) A Guaranty executed by each Material Subsidiary other than any Non-Guarantor Subsidiary in substantially the form of Exhibit C;

          (ix) The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Material Subsidiary certified as of a recent date by the Secretary of State of the state of formation of such Material Subsidiary;

          (x) A certificate of good standing or certificate of similar meaning with respect to each Material Subsidiary issued as of a recent date by the Secretary of State of the state of formation of each such Material Subsidiary and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Material Subsidiary is required to be so qualified;

          (xi) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Material Subsidiary with respect to each of the officers of such Material Subsidiary authorized to execute and deliver the Loan Documents to which such Material Subsidiary is a party;

          (xii) Copies certified by the Secretary or Assistant Secretary of each Material Subsidiary (or other individual performing similar functions) of (i) the by-laws of such Material Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Material Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

          (xiii) A copy, if requested by either Arranging Agent, of each Material Contract, certified as true, correct and complete by the chief financial officer or chief accounting officer of the Borrower;

          (xiv) Evidence that all insurance required to be maintained by the Borrower and the other Loan Parties under the terms of the Loan Documents is in effect;

          (xv)   The Fees, if any, then due under Section 3.6.;

          (xvi) A Compliance Certificate calculated as of the fiscal quarter ending September 30, 1997; and

          (xvii) Such other documents, agreements and instruments as either Arranging Agent may reasonably request on behalf of the Lenders; and

     (b) In the good faith judgment of the Arranging Agents and the Lenders:

          (i) There shall not have occurred or become known to the Arranging Agents or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to either Arranging Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

          (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or
     (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

          (iii) The Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which could not reasonably be expected to have to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

          (iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

SECTION 4  CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT.

     The obligation of the Lenders to make any Loans, of the Administrative Agent to issue any Letter of Credit, is subject to the further condition precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or date of issuance of such Letter of Credit, or would existing immediately after giving effect thereto, (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which it is a party, shall be true and correct on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder and (c) in the case of the borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan or the issuance of a Letter of Credit, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made or Letter of Credit is issued that all conditions to the making of such Loan or issuance of such Letter of Credit contained in Article
VI. have been satisfied.

                   ARTICLE 5 REPRESENTATIONS AND WARRANTIES

SECTION 5  REPRESENTATIONS AND WARRANTIES.

     In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and issue Letters of Credit, the Borrower represents and warrants to the Arranging Agents and each Lender as follows:

     (a)  Organization; Power; Qualification.  Each of the Loan Parties is a
          ----------------------------------
corporation, partnership, trust or other legal entity, duly organized or formed, validly existing and, to the extent applicable, in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

     (b)  Ownership Structure.  As of the Agreement Date, Schedule 7.1.(b)
          -------------------
correctly sets forth the corporate structure and ownership interests of the Borrower's Subsidiaries including the correct legal name of each Subsidiary, its jurisdiction of formation, the Persons holding equity interests in such Subsidiary and their percentage equity or voting interest in such Subsidiary. Except as set forth in such Schedule:

          (i) no Subsidiary has issued to any third party any securities convertible into such Subsidiary's capital stock or other equity interests or any options, warrants or other rights to acquire any securities convertible into such capital stock or other equity interests, and

          (ii) the outstanding capital stock of, or other equity interests in, each such Subsidiary are owned by the Borrower and its Subsidiaries indicated on such Schedule, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever. All such outstanding capital stock and other equity interests have been validly issued and, in the case of capital stock, are fully paid and nonassessable.

     (c)  Authorization of Agreement, Notes, Loan Documents and Borrowings.  The
          ----------------------------------------------------------------
Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder. The Borrower and the other Loan Parties each has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Loan Documents to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

     (d)  Compliance of Agreement, Notes, Loan Documents and Borrowing with
          -----------------------------------------------------------------
Laws, etc. The execution, delivery and performance of this Agreement, the Notes
---------
and the other Loan Documents to which the Borrower or any other Loan Party is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice, or otherwise:
(i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the declaration of trust of the Borrower or the organizational documents of any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party other than in favor of the Administrative Agent for the benefit of the Lenders.

     (e)  Compliance with Law; Governmental Approvals.  The Borrower, each
          -------------------------------------------
Subsidiary and
each other Loan Party is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to the Borrower, a Subsidiary or such Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

     (f)  Ownership of Properties; Liens.  As of the Agreement Date, Schedule
          ------------------------------
7.1.(f) sets forth all the real property owned or leased by the Borrower, its Subsidiaries, any other Loan Party and any of their Unconsolidated Affiliates, and if a Developed Property, the applicable Occupancy Rate thereof. The Borrower and such other Persons have good and insurable fee simple title (or leasehold title if so designated on such Schedule) to all of such real property. As of the Agreement Date, there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of such real property or any other property or assets of the Borrower or any of its Subsidiaries except for Permitted Liens and except as set forth on Schedule 7.1.(f).

     (g)  Indebtedness.  Schedule 7.1.(g) is, as of the Agreement Date, a
          ------------
complete and correct listing of all Indebtedness of the Borrower, its Subsidiaries and the other Loan Parties, including all Guarantees of the Borrower, its Subsidiaries and the other Loan Parties and all letters of credit and acceptance facilities extended to the Borrower, any Subsidiary or any other Loan Party.

     (h)  Material Contracts.  Schedule 7.1.(h) is, as of the Agreement Date, a
          ------------------
true, correct and complete listing of all Material Contracts.

     (i)  Litigation.  There are no actions, suits or proceedings pending (nor,
          ----------
to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any reasonable basis therefor) against or in any other way relating adversely to or affecting the Borrower, any Subsidiary or any other Loan Party or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any Subsidiary or any other Loan Party which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     (j)  Taxes.  All federal, state and other tax returns of the Borrower, any
          -----
Subsidiary or Loan Party required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, any Subsidiary and each Loan Party and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.6. None of the United States income tax returns of the Borrower, its Subsidiaries or any Loan Party is under audit as of the Agreement Date. All charges, accruals and reserves on the books of the Borrower, each of its Subsidiaries and each other Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP.

     (k)  Financial Statements. The Borrower has furnished to each Lender copies
          --------------------
of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 1996, and the related consolidated statements of income, retained earnings and cash flow for the fiscal year ending on such date, with the opinion thereon of Grant Thornton LLP, and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ending September 30, 1997, and the related consolidated statements of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for the three fiscal quarter period ending on such date. Such balance sheets and statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end adjustments). None of the Borrower, any of its consolidated Subsidiaries nor any other Loan Party has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements. Each of the Borrower, its Subsidiaries and the other Loan Parties is Solvent.

     (l)  Unencumbered Pool Properties.  Except for Non-Conforming Properties,
          ----------------------------
each of the Unencumbered Pool Properties qualifies as an Eligible Property. Each Non-Conforming Property continues to satisfy those requirements of an Eligible Property that it satisfies at the time of its acceptance as an Unencumbered Pool Property.

     (m)  No Material Adverse Change. Since December 31, 1996, there has been no
          --------------------------
material adverse change in the consolidated financial condition, results of operations, business or prospects of the Borrower and its consolidated Subsidiaries taken as a whole.

     (n)  ERISA.  Each member of the ERISA Group has fulfilled its obligations
          -----
under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     (o)  Absence of Defaults.  Neither the Borrower, any Subsidiary nor any
          -------------------
other Loan Party is in default under its declaration of trust, articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both would constitute, a default or event of default by the Borrower, any Subsidiary or any Loan Party under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower, any Subsidiary or other Loan Party is a party or by which the Borrower, any Subsidiary or Loan Party or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (p)  Environmental Laws.  In the ordinary course of business, each of the
          ------------------
Borrower and its Subsidiaries conducts an ongoing review of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Real Property Assets, in the course of which the Borrower or such Subsidiary identifies and evaluates associated liabilities and costs (including, without limitation, determining whether any capital or operating expenditures are required for clean-up or closure of properties presently or previously owned, determining whether any capital or operating expenditures are required to achieve or maintain compliance with Environmental Laws or required as a condition of any Governmental Approval, any contract, or any related constraints on operating activities, determining whether any costs or liabilities exist in connection with off-site disposal of wastes or Hazardous Materials, and determining whether any actual or potential liabilities to third parties, including employees, and any related costs and expenses exist). The Borrower, its Subsidiaries and the other Loan Parties have obtained all Governmental Approvals which are required under Environmental Laws, and are in compliance with all terms and conditions of such Governmental Approvals, which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Each of the Borrower, its Subsidiaries and the other Loan Parties is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 7.1.(p) and except as could not be reasonably expected to have a Material Adverse Effect, neither the Borrower, any Subsidiary nor any other Loan Party is aware of, or has received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, any of its Subsidiaries or any other Loan Party may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of the Borrower, any Subsidiary or any other Loan Party, after due inquiry, threatened, against the Borrower, any Subsidiary or any other Loan Party relating in any way to Environmental Laws.

     (q)  Investment Company; Public Utility Holding Company.  Neither the
          --------------------------------------------------
Borrower, any Subsidiary nor any other Loan Party is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

     (r)  Margin Stock.  Neither the Borrower, any Subsidiary nor any other Loan
          ------------
Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System.

     (s)  Affiliate Transactions.  Except for transactions permitted under
          ----------------------
Section 10.11., neither the Borrower, any Subsidiary nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower, any Subsidiary or other Loan Party is a party.

     (t)  Intellectual Property.  The Borrower and each Subsidiary owns or has
          ---------------------
the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "Intellectual Property") necessary to, or used in, the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.

     (u)  Accuracy and Completeness of Information.  All written information,
          ----------------------------------------
reports and other papers and data furnished to either of Arranging Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. No fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Arranging Agents and the Lenders prior to the Effective Date. No document furnished or written statement made to either Arranging Agent or any Lender in connection with the negotiation, preparation of execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower, any Subsidiary or any other Loan Party or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

     (v)  REIT Status.  The Borrower qualifies as a REIT.
          -----------

     (w)  Not Plan Assets.  The assets of the Borrower, its Subsidiaries and the
          ---------------
other Loan Party do not and will not constitute "plan assets", within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

     (x)  Business. As of the Agreement Date, the Borrower, its Subsidiaries and
          --------
the other Loan Parties are primarily engaged in the business of acquiring, owning, managing and developing directly or indirectly shopping centers, residential and multi-family residential apartment complexes, together with providing services related thereto.

SECTION 5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

     All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any Subsidiary or any other Loan Party to either Arranging Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower or any other Loan Party prior to the Agreement Date and delivered to either Arranging Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and issuance of any Letter of Credit.

                        ARTICLE 6 AFFIRMATIVE COVENANTS

     For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 13.6., the Borrower shall:

SECTION 6 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.

     Except as otherwise permitted under Section 10.7., preserve and maintain, and cause each Subsidiary and each other Loan Party to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

SECTION 6 COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS.

     Comply, and cause each Subsidiary and each other Loan Party to comply, with
(a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure to comply with which could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party.

SECTION 6 MAINTENANCE OF PROPERTY.

     In addition to the requirements of any of the other Loan Documents, (a) protect and preserve, and cause each Subsidiary and other Loan Party to protect and preserve, all of its material properties, including, but not limited to, all Real Property Assets and all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

SECTION 6 CONDUCT OF BUSINESS.

     At all times carry on, and cause its Subsidiaries and the other Loan Parties to carry on, the businesses as described in Section 7.1.(x).

SECTION 6 INSURANCE.

     In addition to the requirements of any of the other Loan Documents, maintain, and cause each Subsidiary and Loan Party to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. Not in limitation of the foregoing, the Borrower shall, and shall cause its Subsidiaries and the other Loan Parties to, maintain builder's risk insurance during any period of construction and, upon completion, "all risk" insurance in an amount at least equal to the greater of (i) 80% of the replacement cost of the improvements, if any, on each of its Real Property Assets, and (ii) an amount sufficient to avoid the application of any coinsurance clause contained in the related insurance policy, with insurers having an A.M. Best policyholder's rating of not less than A- and financial size category of not less than X, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Agreement Date. The Borrower will deliver to the Lenders (i) upon request of any Lender through the Administrative Agent from time to time full information as to the insurance carried, (ii) within 5 days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the Agreement Date and (iii) promptly upon receipt, notice of any cancellation or nonrenewal of coverage by the Borrower, any Subsidiary or any other Loan Party.

SECTION 6 PAYMENT OF TAXES AND CLAIMS.

     Pay or discharge, and cause each Subsidiary and other Loan Party to pay and discharge, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower, such Subsidiary or such other Loan Party, as applicable, in accordance with GAAP.

SECTION 6 VISITS AND INSPECTIONS.

     Permit, and cause each Subsidiary and other Loan Party to permit, representatives or agents of either Arranging Agent or any Lender, from time to time, as often as may be reasonably requested and at the expense of such Agent (unless an Event of Default shall be continuing in which case the exercise by the either Arranging Agent of its rights under this Section shall be at the expense of the Borrower) or such Lender, but only during normal business hours, to: (a) visit and inspect all properties of the Borrower such Subsidiary or such other Loan Party; (b) inspect and make extracts from their respective relevant books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial conditions, results of operations and business prospects. If requested by either Arranging Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Arranging Agents or any Lender to discuss the financial affairs of the Borrower and any Subsidiary with its accountants.

SECTION 6 USE OF PROCEEDS; LETTERS OF CREDIT.

     Use the proceeds of Loans and all Letters of Credit for general corporate purposes including, but not limited to, (a) the acquisition, renovation and development of Real Property Assets, (b) the repayment of existing Indebtedness and (c) general working capital needs. The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, use any part of such proceeds or Letters of Credit to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

SECTION 6 ENVIRONMENTAL MATTERS.

     Comply, and cause all of its Subsidiaries to comply, in all material respects with all Environmental Laws. If the Borrower, any Subsidiary or any other Loan Party shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, any Subsidiary or any other Loan Party alleging violations of any Environmental Law or requiring the Borrower, or Subsidiary or any other Loan Party to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower, or Subsidiary or any other Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Administrative Agent with a copy of such notice within 10 days after the receipt thereof by the Borrower or any of the Subsidiaries. The Borrower and the Subsidiaries shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

SECTION 6 BOOKS AND RECORDS.

     Maintain, and cause each of the Subsidiaries to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice in accordance with GAAP.

SECTION 8.11. REIT STATUS.

     At all times maintain its status as a REIT.

SECTION 8.12. FURTHER ASSURANCES.

     At the Borrower's cost and expense, upon request of either Arranging Agent, duly execute and deliver or cause to be duly executed and delivered, to such Arranging Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be necessary or advisable in the opinion of such Arranging Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

SECTION 6 ADDITIONAL SUBSIDIARIES.

     Within 5 Business Days of any Person becoming a Material Subsidiary after the Agreement Date, deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (a) a Guaranty executed by such Material Subsidiary and (b) the items that would have been delivered under Sections 6.1.(a)(iii), (ix) through (xiii) and (xvii) if such Material Subsidiary had been one on the Agreement Date; provided, however, a
                                                        --------  -------
Non-Guarantor Subsidiary shall not be required to provide an Accession Agreement nor any of the items referred to in Sections 6.1.(a)(iii) or (xi); provided,
                                                                   --------
further, however, promptly (and in any event within 5 Business Days) of a Non-
-------  -------
Guarantor Subsidiary ceasing to be subject to the restriction which prevented it from delivering a Accession Agreement pursuant to this Section, such Non-Guarantor Subsidiary shall deliver such Accession Agreement and the items referred to in Sections 6.1.(a)(iii) or (xi).

SECTION 8.14. EXCHANGE LISTING.

     Maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

                             ARTICLE 7 INFORMATION

     For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.6., the Borrower shall furnish to each Lender (or to the Administrative Agent if so provided below) at its Lending
Office:

SECTION 7 QUARTERLY FINANCIAL STATEMENTS.

     As soon as available and in any event within 60 days after the close of each of the first, second and third fiscal quarters of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end adjustments).

SECTION 7 YEAR-END STATEMENTS.

     As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (i) the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of the Borrower and its Subsidiaries as at the date thereof and the result of operations for such period and (ii) independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, whose opinion shall be unqualified.

SECTION 7 COMPLIANCE CERTIFICATE.

     At the time the financial statements and reports are furnished pursuant to Sections 9.1. and 9.2., a certificate in the form of Exhibit N (a "Compliance Certificate") executed by the chief financial officer or chief accounting officer of the Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower, and when appropriate its consolidated Subsidiaries, were in compliance with the covenants contained in Sections 10.1., 10.4., and 10.6.; and (b) stating that, to the best of his or her knowledge, information and belief, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure.

SECTION 7 OTHER INFORMATION.

     (a) not later than 30 days after the last day of each fiscal year of the Borrower, pro forma projected consolidated income statements for the Borrower and its Subsidiaries reflecting the forecasted results of operations of the Borrower and its Subsidiaries on an annual basis for the three succeeding fiscal years thereafter;

     (b) at the time the financial statements and reports are furnished pursuant to Sections 9.1. and 9.2., operating statements for each Unencumbered Pool Property for the immediately preceding fiscal quarter or fiscal year of the Borrower, as applicable, in each case certified by a representative of the Borrower as being true and correct in all material respects;

     (c) at the time the financial statements and reports are furnished pursuant to Section 9.2., a property budget for each Unencumbered Pool Property for the coming fiscal year of the Borrower;

     (d) as soon as available and in any event within 60 days after the end of each fiscal quarter of the Borrower, a statement demonstrating a comparison between the cost budget of each Real Property Asset in development to the actual disbursements made, together with a description of each such Real Property Asset setting forth the ownership, scope, status of completion and occupancy, if applicable, of each such Real Property Asset, certified by the chief financial officer or chief accounting officer of the Borrower to the best of his or her knowledge as being complete and correct;

     (e) promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Trustees by its independent public accountants including, without limitation, any management report;

     (f) within 10 days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any Subsidiary or any other Loan Party shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

     (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party;

     (h) within 60 days after the end of each fiscal quarter of the Borrower, an updated Schedule 7.1.(f), certified by the chief financial officer or chief accounting officer of the Borrower as true, correct and complete as of the date such updated schedules are delivered;

     (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

     (j) to the extent the Borrower, any Subsidiary or any other Loan Party is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, such Subsidiary or such Loan Party or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Borrower, any of its Subsidiaries or any other Loan Party are being audited;

     (k) a copy of any amendment to the declaration of trust, articles of incorporation, bylaws, partnership agreement or other similar organizational documents of the Borrower, any Subsidiary or any other Loan Party within 60 days of the effectiveness thereof;

     (l) prompt notice of any change in the senior management of the Borrower and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any Subsidiary or any other Loan Party which has had or could reasonably be expected to have Material Adverse Effect;

     (m) prompt notice of the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound or under any document, instrument or agreement evidencing or securing any Indebtedness of such Person;

     (n) prompt notice of the entry of any order, judgment or decree (not adequately covered by insurance as to which the insurance company has acknowledged coverage in writing) in excess of $2,500,000 against the Borrower, any Subsidiary or any other Loan Party or any of their respective properties or assets;

     (o) any notification of a violation of any material Applicable Law or any inquiry shall have been received by the Borrower, any Subsidiary or any other Loan Party from any Governmental Authority;

     (p) prompt notice of the acquisition, incorporation or other creation of any Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof;

     (q) prompt notice of the proposed sale, transfer or other disposition of any Unencumbered Pool Property and notice within 30 days of the consummation of any sale, transfer or other disposition by the Borrower or any Subsidiary of any other material asset owned directly or indirectly by the Borrower and its Subsidiaries taken as a whole to any Subsidiary, Affiliate or other Person;

     (r) prompt notice of any strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any Subsidiary or any other Loan Party if such action could reasonably be expected to have a Material Adverse Effect;

     (s) within 30 days of entering into any Material Contract after the Agreement Date, a copy to the Administrative Agent of such Material Contract;

     (t) prompt notice of any change in any rating assigned by a Rating Agency to any series of rated senior unsecured long term indebtedness of the Borrower; and

     (u) from time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries or any other Loan Party as the Administrative Agent or any Lender may reasonably request.

                         ARTICLE 8 NEGATIVE COVENANTS

     For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.6., the Borrower shall not, directly or indirectly:

SECTION 8 FINANCIAL COVENANTS.

     Permit:

     (a)  Leverage.  The ratio of (i) the Total Liabilities of the Borrower and
          --------
its Subsidiaries determined on a consolidated basis to (ii) Gross Asset Value,
                                                    --
to be greater than 0.60 to 1.00 at any
time.

     (b)  Interest Coverage. The ratio of (i) the EBITDA of the Borrower and its
          -----------------
Subsidiaries determined on a consolidated basis for the four consecutive fiscal quarter period most recently ended to (ii) the Interest Expense of the Borrower
                                   --
and its Subsidiaries determined on a consolidated basis for such four-fiscal quarter period, to be less than 1.75 to 1.00 at the end of such four-fiscal quarter period.

     (c)  Fixed Charge Coverage. The ratio of (i) EBITDA of the Borrower and its
          ---------------------
Subsidiaries determined on a consolidated basis for the four consecutive fiscal quarter period most recently ended to (ii) Fixed Charges of the Borrower and its
                                   --
Subsidiaries determined on a consolidated basis for such four-fiscal quarter period, to be less than 1.60 to 1.00 at the end of such four-fiscal quarter period.

     (d)  Unencumbered Asset Test. The ratio of (i) the Unencumbered Asset Value
          -----------------------
to (ii) the sum of (A) the Unsecured Indebtedness of the Borrower and its
--
Subsidiaries determined on a consolidated basis plus (B) to the extent not
                                                ----
already included in clause (A), the Capitalized Lease Obligations of the Borrower and its Subsidiaries determined on a consolidated basis, to be less than 1.67 to 1.00 at any time.

     (e)  Unencumbered Asset Cash Flow Coverage.  The ratio of (i) the Net
          -------------------------------------
Operating Income for all Unencumbered Pool Properties for the four consecutive fiscal quarter period most recently ended minus Replacement Reserves for such
                                          -----
four-quarter period to (ii) the sum of Interest Expense on Unsecured
                    --
Indebtedness of the Borrower and its Subsidiaries for such four-quarter period determined on a consolidated basis plus to the extent not already included in
                                   ----
this clause (ii), all interest expense attributable to payments made in respect of Capitalized Lease Obligations by the Borrower and its Subsidiaries during such four-quarter period determined on a consolidated basis, to be less than
1.75 to 1.00 at the end of such four-fiscal quarter period.

     (f)  Minimum Shareholder's Equity.  The aggregate amount of the
          ----------------------------
Shareholder's Equity of the Borrower determined on a consolidated basis at the end of any fiscal quarter to be less than (i) $445,000,000 plus (ii) 75% of the
                                                           ----
Net Proceeds of all Equity Issuances (other than issuances of operating partnership units) effected by the Borrower or any of its Subsidiaries at any time after June 30, 1997 plus (iii) 100% of the value generated by the issuance
                         ----
of operating partnership units after June 30, 1997.

     (g)  Secured Debt Ratio.  The ratio of (i) the Secured Indebtedness of the
          ------------------
Borrower and its Subsidiaries determined on a consolidated basis to (ii) Gross
                                                                 --
Asset Value, to be greater than 0.35 to 1.00 at any time.

     (h)  Variable Rate Debt.  The ratio of (i) the aggregate outstanding
          ------------------
principal amount of Variable Rate Debt of the Borrower and its Subsidiaries determined on a consolidated basis to (ii) the Gross Asset Value of the Borrower
                                   --
and its Subsidiaries determined on a consolidated basis, to be greater than 0.35 to 1.00 at any time.

SECTION 8 INDEBTEDNESS.

     Create, incur, assume, or permit or suffer to exist, or permit any Subsidiary or other Loan Party to create, incur, assume, or permit or suffer to exist, any Indebtedness other than the following:

     (a)  the Obligations;

     (b)  Indebtedness set forth on Schedule 7.1.(g);

     (c)  Subordinated Debt;

     (d) intercompany Indebtedness among the Borrower and its Wholly Owned Subsidiaries; provided, however, that the obligations of each obligor of such Indebtedness shall be subordinate to the Obligations on terms acceptable to the Requisite Lenders in their sole discretion; and

     (e) other Indebtedness created, incurred or assumed after the Agreement Date so long as immediately prior to the creation, incurring or assumption thereof, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.

Notwithstanding anything set forth in this Section 10.2. to the contrary so long as each Non-Guarantor Subsidiary owns an Unencumbered Pool Property, such Non-Guarantor Subsidiary shall not create, incur, assume, or permit or suffer to exist any Indebtedness other than (x) Indebtedness of the types described in clauses (a) and (b) of the definition of Indebtedness owing to the Borrower and
(y) Indebtedness of the types described in clauses (a), (b) and (d) of the definition of Indebtedness in an aggregate amount not to exceed at any time outstanding the lesser of (i) 5% of the Unencumbered Asset Value attributable to Unencumbered Pool Properties owned or leased by such Non-Guarantor Subsidiaries or (ii) $2,500,000.

SECTION 8 DERIVATIVES OBLIGATIONS.

     Become or remain liable, or permit any Subsidiary to become or remain liable, on or under any Derivatives Obligation other than the following:

     (a) Derivatives Obligations in existence as of the Agreement Date and set forth in Schedule 10.3.; and

     (b) Derivatives Obligations under Interest Rate Agreements (i) with respect to the Loans and (ii) indexed to interest rates or yields on United States Treasury Bills or Notes with respect to other Indebtedness incurred or anticipated to be incurred by the Borrower or any of its Subsidiaries to finance the acquisition of Real Property Assets.

SECTION 8 PERMITTED INVESTMENTS.

     (a) Make any Investment in or otherwise own, and shall not permit any Subsidiary to make any Investment in or otherwise own, any of the following items which would cause the value of such holdings of the Borrower and its Subsidiaries determined on a consolidated basis to exceed the following percentages of Gross Asset
Value:

          (i) Capital Stock of any Unconsolidated Affiliate, such that the aggregate value of such Capital Stock calculated on the basis of the lower of cost or market, exceeds 5% of Gross Asset Value;

          (ii) Investments in partnerships, joint ventures and other non-corporate Persons accounted for on an equity basis (determined in accordance with GAAP), such that the aggregate book value of such Investments exceeds 10% of Gross Asset Value;

          (iii) Mortgages in favor of the Borrower or any Subsidiary, such that the aggregate book value of Indebtedness secured by such Mortgages exceeds 10% of Gross Asset Value;

          (iv) unimproved real estate (excluding unimproved real estate on which development of a property has commenced), such that the aggregate book value of all such unimproved real estate exceeds 5% of Gross Asset Value; and

          (v) Real Property Assets Under Construction, such that the aggregate amount of related Construction in Process exceeds 15% of Gross Asset Value.

     (b) In addition to the foregoing limitations, the aggregate value of the Investments subject to the limitations in the preceding clauses (i) through (iv) shall not exceed 30% of Gross Asset Value.

SECTION 8 LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS.

     (a) Create, assume, incur or permit or suffer to exist, or permit any Subsidiary or any other Loan Party to create, assume, incur or permit or suffer to exist, any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.;

     (b) Enter into, assume or otherwise be bound by, or permit any Material Subsidiary or any Wholly Owned Subsidiary to enter into assume or otherwise be bound by any agreement (other than the Loan Documents), prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired except for (A) any agreement (i) evidencing Indebtedness which the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 10.2.; (ii) which Indebtedness is secured by a Lien permitted to exist under the immediately preceding subsection (a) and (iii) which prohibits the creation of any other Lien in only the property securing such Indebtedness as of the date such agreement was entered into and (B) provisions contained as of the date hereof in the articles of incorporation, bylaws, declaration of trust, partnership agreement, operating agreement or other comparable organizational document of a Non-Guarantor Subsidiary which prohibit the creation of a Lien upon any equity interest of such Non-Guarantor Subsidiary; or

     (c) Create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary or to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of the capital stock or other equity interests owned by the Borrower, any Subsidiary or any other Loan Party; (ii) pay any Indebtedness owed to the Borrower, any other Subsidiary or any other Loan Party in accordance with its terms; (iii) make loans or advances to the Borrower, any Subsidiary or any other Loan Party; or (iv) transfer any of its property or assets to the Borrower, any Subsidiary or any other Loan Party, other than (x) any such consensual encumbrances or restrictions in existence as of the date hereof and (y) in the case of any Subsidiary that is not a Wholly Owned Subsidiary, limitations arrising after the date hereof that any such dividends, distributions, loans, advances or transfers of property must be on fair and reasonable terms and on an arm's length basis.

SECTION 8 RESTRICTED PAYMENTS.

     Declare or make, or permit any Subsidiary or other Loan Party to declare or make, any Restricted Payment; provided, however, that (a) so long as no Event of Default shall have occurred and be continuing or would occur as a result thereof, the Borrower may make distributions to its shareholders during any four-quarter period in an aggregate amount not to exceed 95% of the Borrower's Funds From Operations for such four-quarter period determined on a consolidated basis; (b) Subsidiaries and other Loan Parties may make Restricted Payments to the Borrower; (c) so long as no Event of Default shall have occurred and be continuing or would occur as a result thereof, Subsidiaries may make cash distributions to Persons owning equity interest in them or Borrower may purchase or acquire such equity interests from such Persons and (d) the Borrower may make payments with respect to any Subordinated Debt permitted by the terms of Section
10.2. in accordance with the terms thereof but only, in each case, to the extent required by, and subject to the subordination provisions contained in, the agreements evidencing such Indebtedness was issued. Notwithstanding anything contained in this Section to the contrary, the Borrower may make distributions to its shareholders in the minimum amount necessary to maintain compliance with
Section 8.11. so long as (a) no Event of Default specified in Section 11.1.(a) shall have occurred and be continuing; (b) the Borrower shall not have failed to make two consecutive scheduled payments of interest on any of the Obligations when due which failure shall remain uncured and (c) none of the Obligations have been accelerated as a result of any Event of Default.

SECTION 8 MERGER, CONSOLIDATION AND SALES OF ASSETS.

     (a) Enter into, or permit any Subsidiary or other Loan Party to enter into, any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary or other Loan Party to do any of the foregoing; or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired or permit any Subsidiary or other Loan Party to do any of the foregoing; provided, however, that:

          (i) any Subsidiary of the Borrower may merge or consolidate with the Borrower or a Wholly Owned Subsidiary of the Borrower;

          (ii) any Subsidiary or other Loan Party may sell, transfer or dispose of its assets to the Borrower or a Wholly Owned Subsidiary of the Borrower;

          (iii) a Wholly Owned Subsidiary may liquidate provided that immediately prior to such liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

          (iv) a Subsidiary that is not a Material Subsidiary, does not own an Unencumbered Pool Property and is not a party to a Guaranty or Accession Agreement delivered pursuant to Sections 6.1.(a)(viii) and 8.13., as applicable (an "Exempt Subsidiary"), may merge or consolidate with another Person, so long as immediately prior to such merger or consolidation, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and

          (v) an Exempt Subsidiary may sell all or substantially all of its business or assets, and the Borrower or any Exempt Subsidiary may sell all or substantially all of the capital stock of or other equity interests in any Subsidiary that is itself an Exempt Subsidiary, so long as immediately prior to any such sale, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence.

Further, neither the Borrower, any Subsidiary nor any other Loan Party shall enter into any sale-leaseback transactions or other transaction by which the Borrower, a Subsidiary or a Loan Party shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person.

SECTION 10.8. NO PLAN ASSETS.

     Permit, or permit any Subsidiary or any other Loan Party to permit, any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder other than the contributions to an Employee Benefit Plan.

SECTION 8 FISCAL YEAR.

     Change its fiscal year from that in effect as of the Agreement Date.

SECTION 8 MODIFICATIONS TO MATERIAL CONTRACTS.

     Enter into, or permit any Subsidiary or other Loan Party to enter into, any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect or default in the performance of any obligations of any Material Contract or permit any Material Contract to be canceled or terminated more than one month prior to its stated maturity.

SECTION 8 TRANSACTIONS WITH AFFILIATES.

     Permit to exist or enter into, and will not permit any of its Subsidiaries or any of the other Loan Parties to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or with any director, officer or employee of the Borrower or any other Loan Party, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or any of its Subsidiaries and upon fair and reasonable terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

                               ARTICLE 9 DEFAULT

SECTION 9 EVENTS OF DEFAULT.

     Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

     (a)  Default in Payment of Principal.  The Borrower shall fail to pay when
          -------------------------------
due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

     (b)  Default in Payment of Other Amounts.  The Borrower shall fail to pay
          -----------------------------------
when due any interest on any of the Loans or any of the other payment Obligations (other than the principal of any Loan) owing by the Borrower under this Agreement or any other Loan Document and such failure shall continue for a period of 3 Business Days after the date upon which the Borrower or any Subsidiary obtains knowledge of such failure.

     (c)  Default in Performance.  (i) The Borrower shall fail to perform or
          ----------------------
observe any term, covenant, condition or agreement on its part to be performed or observed contained in Section 8.11., Section 9.4.(l) or Article X. or (ii) the Borrower, any Subsidiary or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) such failure shall continue for a period of 60 days after the earlier of (x) the date upon which the Borrower, such Subsidiary or such Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

     (d)  Misrepresentations.  Any written statement, representation or warranty
          ------------------
made or deemed made by or on behalf of the Borrower, any Subsidiary or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower, any Subsidiary or any other Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

     (e)  Indebtedness Cross-Default.
          --------------------------

          (i) The Borrower, any Subsidiary or any other Loan Party shall fail to pay when due and payable the principal of, or interest on (after giving effect to the expiration of any applicable grace period for the payment of such interest), any Indebtedness (other than the Loans) having an aggregate outstanding principal amount of $15,000,000 or more; or

          (ii) the maturity of any such Indebtedness shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid prior to the stated maturity thereof; or

          (iii) any other event shall have occurred and be continuing (and any related grace period shall have expired) which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness or require any such Indebtedness to be prepaid prior to its stated maturity.

     (f)  Voluntary Bankruptcy Proceeding. The Borrower, any Material Subsidiary
          -------------------------------
or any other Loan Party shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or similar action for the purpose of effecting any of the foregoing.

     (g)  Involuntary Bankruptcy Proceeding. A case or other proceeding shall be
          ---------------------------------
commenced against the Borrower, any Material Subsidiary or any other Loan Party, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of sixty consecutive calendar days, or an order granting the relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such Bankruptcy Code of 1978 or such other federal bankruptcy laws) shall be entered.

     (h)  Contest of Loan Documents.  The Borrower or any other Loan Party shall
          -------------------------
disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document.

     (i)  Judgment.  A judgment or order for the payment of money (not
          --------
adequately covered by insurance as to which the insurance company has acknowledged coverage in writing) shall be entered against the Borrower, any Material Subsidiary or any other Loan Party by any court or other tribunal which exceeds, individually or together with all other such judgments or orders entered against the Borrower, the Subsidiaries and the other Loan Parties, $5,000,000 in amount (or which shall otherwise have a Material Adverse Effect) and such judgment or order shall continue for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.

     (j)  Attachment.  A warrant, writ of attachment, execution or similar
          ----------
process shall be issued against any property of the Borrower or any other Loan Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $5,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

     (k)  ERISA.  Any member of the ERISA Group shall fail to pay when due an
          -----
amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000.

     (l)  Loan Documents.  An Event of Default (as defined therein) shall occur
          --------------
under any of the other Loan Documents.

     (m)  Change of Control/Change in Management.
          --------------------------------------

          (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the then outstanding voting stock of the Borrower; or

          (ii) during any twelve-month period (commencing both before and after the Agreement Date), a majority of the Board of Trustees of the Borrower shall no longer be composed of individuals (i) who were members of such Board of Trustees on the first date of such period, (ii) whose election or nomination to such Board of Trustees was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such Board of Trustees or (iii) whose election or nomination to such Board of Trustees was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of such Board of Trustees; or

          (iii) Steven J. Guttman and any two of Hal A. Vasvari, Ron D. Kaplan and Cecily A. Ward shall cease for any reason (including death or disability) to be principally involved in the senior management of the Borrower on a full-time basis (such event a "Change in Management") and the Borrower shall fail to replace such individuals with individuals reasonably acceptable to the Requisite Lenders within 120 days of the last day the occurrence of such Change in Management.

     (n)  Dissolution.  Any order, judgment or decree is entered against the
          -----------
Borrower any Material Subsidiary or any other Loan Party decreeing the dissolution or split up of the Borrower, such Subsidiary or such other Loan Party and such order remains undischarged or unstayed for a period in excess of 30 days.

     (o)  Subordination of Obligations.  (i) Any Loan Document shall cease to be
          ----------------------------
in full force and effect, or (ii) any Obligation shall be subordinated in right of payment to any other liability of the Borrower, and, in either case, such condition or event shall continue for 15 days after the Borrower or any other Loan Party obtains knowledge of such condition or event.

SECTION 9  REMEDIES UPON EVENT OF DEFAULT.

     Upon the occurrence of an Event of Default the following provisions shall apply:

     (a)  Acceleration; Termination of Facilities.
          ---------------------------------------

          (i)  Automatic.  Upon the occurrence of an Event of Default specified
               ---------
     in Sections 11.1.(f) or 11.1.(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit then outstanding and (iii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) each of the Commitments, the obligation of the Lenders to make Revolving Loans hereunder and the obligation of the Administrative Agent to issue Letters of Credit hereunder, shall immediately and automatically terminate.

          (ii) Optional.  If any other Event of Default shall have occurred and
               --------
     be continuing, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (I) declare (1) the principal of, and accrued interest on, the Revolving Loans and Bid Rate Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit then outstanding and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (II) terminate the Commitments and the obligation of the Lenders to make Revolving Loans hereunder and the obligation of the Administrative Agent to issue Letters of Credit hereunder.

     (b)  Loan Documents.  The Requisite Lenders may direct the Administrative
          --------------
Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

     (c)  Applicable Law.  The Requisite Lenders may direct the Administrative
          --------------
Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

     (d)  Appointment of Receiver.  To the extent permitted by Applicable Law,
          -----------------------
the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

SECTION 11.3.  REMEDIES UPON CERTAIN DEFAULTS.

     Upon the occurrence of a Default specified in Sections 11.1.(f) or 11.1.(g), the Commitments, and the obligation of the Administrative Agent to issue Letters of Credit, shall immediately and automatically terminate.

SECTION 11.4.  ALLOCATION OF PROCEEDS.

     If an Event of Default shall have occurred and be continuing and the Obligations have been accelerated, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied by the Administrative Agent in the following order and priority:

          (a) amounts due to the Arranging Agents and the Lenders in respect of Fees and expenses due under Section 13.2.;

          (b) payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

          (c) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

          (d) payments of cash amounts to the Administrative Agent in respect of outstanding Letters of Credit pursuant to Section 2.13.;

          (e) amounts due to the Administrative Agent and the Lenders pursuant to Sections 12.7. and 13.9.;

          (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

          (g) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

SECTION 9  COLLATERAL ACCOUNT.

     (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.13.

     (b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

     (c) If an Event of Default shall have occurred and be continuing, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

     (d) If (i) no Default or Event of Default has occurred and is continuing and (ii) all of the Letter of Credit Liabilities have been paid in full, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall promptly deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

     (e) The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

SECTION 9  PERFORMANCE BY ADMINISTRATIVE AGENT.

     If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

SECTION 9  RIGHTS CUMULATIVE.

     The rights and remedies of the Administrative Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent and the Lenders may be selective and no failure or delay by the Administrative Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

SECTION 9  RECISION OF ACCELERATION BY REQUISITE LENDERS.

     If at any time after acceleration of the maturity of the Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall be remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

                        ARTICLE 10 THE ARRANGING AGENTS

SECTION 10  AUTHORIZATION AND ACTION.

     Each Lender hereby appoints and authorizes each Arranging Agent to take such action as agent on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to such Arranging Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The relationship between each Arranging Agent and the Lenders shall be that of principal and agent only and nothing herein shall be construed to deem either Arranging Agent a trustee or fiduciary for any Lender nor to impose on either Arranging Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Administrative Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Administrative Agent pursuant to this Agreement or the other Loan Documents. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Administrative Agent by the Borrower, any Subsidiary or any other Loan Party, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), neither Arranging Agent shall be required to exercise any discretion or take any action, and in the case of the Administrative Agent shall only be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provisions of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, neither Arranging Agent shall be required to take any action which exposes such Arranging Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Administrative Agent to exercise such right or remedy.

SECTION 10  ARRANGING AGENTS' RELIANCE, ETC.

     Notwithstanding any other provision of any Loan Document, neither Arranging Agent nor any of such Arranging Agent's directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Arranging Agent: (a) may treat the payee of any Note as the holder thereof until such Arranging Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Arranging Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

SECTION 12.3.  NOTICE OF DEFAULTS.

     Neither Arranging Agent shall be deemed to have knowledge or notice of the occurrence of a Default or Event of Default, other than, in the case of the Administrative Agent, a Default or Event of Default under Section 11.1.(a) or
(b), unless such Arranging Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender becomes aware of any Default or Event of Default, it shall promptly send to both Arranging Agents such a "notice of default." Further, if the Administrative Agent receives such a "notice of default", the Administrative Agent shall give prompt notice thereof to the Lenders.

SECTION 10  FIRST UNION AND WELLS FARGO AS LENDER.

     Each of First Union and Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include First Union and Wells Fargo, as applicable, in each case in its individual capacity. First Union and Wells Fargo and their respective affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any Subsidiary, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, each Arranging Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

SECTION 12.5.  APPROVALS OF LENDERS.

     All communications from the Administrative Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required or permitted under the Loan Documents for the Administrative Agent to respond). Unless a Lender shall give written notice to the Administrative Agent that it objects to the recommendation or determination of the Administrative Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

SECTION 10  LENDER CREDIT DECISION, ETC.

     Each Lender expressly acknowledges and agrees that neither Arranging Agent nor any of such Arranging Agent's respective officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any Subsidiary, any other Loan Party or other Person to such Lender and that no act by such Arranging Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by such Arranging Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon either Arranging Agent, any other Lender or counsel to either Arranging Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Subsidiaries, the other Loan Parties and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon either Arranging Agent, any other Lender or counsel to either Arranging Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, neither Arranging Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of an Arranging Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates. The Administrative Agent and each Lender acknowledges that the Documentation Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Documentation Agent and is not acting as counsel to the Administrative Agent or such Lender.

SECTION 10  INDEMNIFICATION OF ARRANGING AGENTS.

     Each Lender agrees to indemnify each Arranging Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Arranging Agent in any way relating to or arising out of the Loan Documents (collectively "Indemnifiable Amounts"), any transaction contemplated hereby or thereby or any action taken or omitted by such Arranging Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from such Arranging Agent's gross negligence or willful misconduct or, in the case of the Administrative Agent, if the Administrative Agent fails to follow the written direction of the Requisite Lenders unless such failure is pursuant to the advice of counsel of which the Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse each Arranging Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of such Arranging Agent's own choosing) incurred by such Arranging Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by either Arranging Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against either Arranging Agent and/or the Lenders, and any claim or suit brought against either Arranging Agent and/or the Lenders arising under any Environmental Laws, to the extent that such Arranging Agent is not reimbursed for such expenses by the Borrower. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of each Arranging Agent notwithstanding any claim or assertion that such Arranging Agent is not entitled to indemnification hereunder upon receipt of an undertaking by such Arranging Agent that such Arranging Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that such Arranging Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse either Arranging Agent for any Indemnifiable Amount following payment by any Lender to such Arranging Agent in respect of such Indemnifiable Amount pursuant to this Section, such Arranging Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

SECTION 10  SUCCESSOR ADMINISTRATIVE AGENT.

     The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. In the event of a material breach of its duties hereunder, the Administrative Agent may be removed as Administrative

Agent under the Loan Documents at any time by the Requisite Lenders upon 30-day's prior notice. Upon any such resignation or removal, Wells Fargo shall have the right, but not the obligation, to become the Administrative Agent. Upon Wells Fargo's refusal to do so or upon any resignation or removal of Wells Fargo as the Administrative Agent pursuant to the terms hereof, the Requisite Lenders shall have the right to appoint a successor Administrative Agent and, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the resigning Administrative Agent's giving of notice of resignation or the Requisite Lenders' removal of the resigning Administrative Agent, then the resigning or removed Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by Wells Fargo or another a successor Administrative Agent, Wells Fargo or such other successor Administrative Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as "Administrative Agent" under the Loan Documents. After any resigning Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XII. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

SECTION 10  SYNDICATION AGENT.

     The Syndication Agent in its capacity as such, does not assume any responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The title of "Syndication Agent" is solely honorific and implies no fiduciary responsibility on the part of the Syndication Agent, in its capacity as such, to the Arranging Agents, the Borrower or any Lender and the use of such titles does not impose on the Syndication Agent any duties or obligations greater than those of any other Lender or entitle the Syndication Agent to any rights other than those to which any other Lender is entitled.

SECTION 12.10. APPROVALS AND OTHER ACTIONS BY REQUISITE LENDERS.

     Each of the following shall require the approval of, or may be taken at the request of, the Requisite Lenders:

     (a)  Consenting to the extension of the Termination Date as provided in
Section 2.12.(b);

     (b) Approval of Eligible Properties as Unencumbered Pool Properties as provided in Section 4.1.;

     (c) Termination of the Commitments and acceleration of the Obligations upon the occurrence of an Event of Default as provided in Section 11.2.;

     (d)  Rescission of acceleration of any of the Obligations as provided in
Section 11.8.;

     (e) Removing the Administrative Agent for good cause and approving of its replacement as provided in Section 12.8.; and

     (f) Except as specifically provided otherwise in Section 13.6., any consent or approval regarding, any waiver of the performance or observance by the Borrower of and the waiver of the continuance of any Default or Event of Default in respect of, any term of this Agreement or any other Loan Document.


                           ARTICLE 11 MISCELLANEOUS


SECTION 11  NOTICES.

     Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

     If to the Borrower:

          Federal Realty Investment Trust
          1626 East Jefferson Street
          Rockville, Maryland  20852-4041
          Attention: Legal Department
          Telecopy Number:   (301) 998-3703
          Telephone Number:  (301) 998-8311

     If to the Administrative Agent:

          First Union National Bank
          First Union Capital Markets Group
          One First Union Center, DC-6
          6th Floor
          Charlotte, North Carolina  28288-0166
          Attention: John Schissel
          Telecopy Number:   (704) 383-6205
          Telephone Number:  (704) 383-1967

     If to the Documentation Agent:

          Wells Fargo Bank, National Association
          2020 K Street, Suite 4200
          Washington, D.C. 28228-0166
          Attention: Office Manager/ Vice President
          Telecopy Number:   (202) 296-6036
          Telephone Number:  (202) 296-5577

     If to a Lender:

          To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under
Article II. shall be effective only when actually received. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder.

SECTION 11  EXPENSES.

     The Borrower agrees (a) to pay or reimburse the Agents for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Documentation Agent, (b) to pay or reimburse the Administrative Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Administrative Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Administrative Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 11.1.(f) or 11.1.(g), including the reasonable fees and disbursements of counsel to the Administrative Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

SECTION 11  SETOFF.

     Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuation of a Default or an Event of Default, each Arranging Agent and each Lender is hereby authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of any Lender only with the prior written consent of the Arranging Agents, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Arranging Agent, such Lender or any affiliate of such Arranging Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have declared to be due and payable as permitted by Section 11.2., and although such obligations shall be contingent or unmatured.

SECTION 11  ARBITRATION.

     UPON DEMAND OF ANY PARTY HERETO, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL PROCEEDING, ANY CLAIM OR CONTROVERSY ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS ("DISPUTES") BETWEEN OR AMONG ANY SUCH PARTIES SHALL BE RESOLVED BY BINDING ARBITRATION CONDUCTED UNDER AND GOVERNED BY THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") AND THE FEDERAL ARBITRATION ACT. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, DISPUTES AS TO WHETHER A MATTER IS SUBJECT TO ARBITRATION, CLAIMS BROUGHT AS CLASS ACTIONS, AND CLAIMS ARISING FROM LOAN DOCUMENTS EXECUTED IN THE FUTURE. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO INTEREST RATE AGREEMENTS TO WHICH ANY LENDER IS A PARTY. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN WASHINGTON, D.C. A HEARING SHALL BEGIN WITHIN 90 DAYS OF DEMAND FOR ARBITRATION AND ALL HEARINGS SHALL CONCLUDED WITHIN 120 DAYS OF DEMAND FOR ARBITRATION. THESE TIME LIMITATIONS MAY NOT BE EXTENDED UNLESS A PARTY SHOWS CAUSE FOR EXTENSION AND THEN NO MORE THAN A TOTAL EXTENSION OF 60 DAYS. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51 ET. SEQ. OF THE ARBITRATION RULES SHALL BE APPLICABLE TO CLAIMS OF LESS THAN $1,000,000. ARBITRATORS SHALL BE LICENSED ATTORNEYS SELECTED FROM THE COMMERCIAL FINANCIAL DISPUTE ARBITRATION PANEL OF THE AAA. THE PARTIES DO NOT WAIVE ANY APPLICABLE LAWS EXCEPT AS PROVIDED HEREIN. NOTWITHSTANDING THE

PRECEDING BINDING ARBITRATION PROVISIONS, THE PARTIES AGREE TO PRESERVE, WITHOUT DIMINUTION, THE FOLLOWING REMEDIES THAT THE ADMINISTRATIVE AGENT OR THE LENDERS MAY EXERCISE BEFORE OR AFTER AN ARBITRATION PROCEEDING IS BROUGHT. SUBJECT TO THE OTHER TERMS HEREOF, THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF-HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (I) ALL RIGHTS TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY OR OTHER SECURITY BY EXERCISING A POWER OF SALE OR UNDER APPLICABLE LAW BY JUDICIAL FORECLOSURE INCLUDING A PROCEEDING TO CONFIRM THE SALE; (II) ALL RIGHTS OF SELF-HELP INCLUDING PEACEFUL OCCUPATION OF REAL PROPERTY AND COLLECTION OF RENTS, SET-OFF, AND PEACEFUL POSSESSION OF PERSONAL PROPERTY; (III) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES INCLUDING INJUNCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT, APPOINTMENT OF RECEIVER AND FILING AN INVOLUNTARY BANKRUPTCY PROCEEDING; AND (IV) WHEN APPLICABLE, A JUDGMENT BY CONFESSION OF JUDGMENT. ANY CLAIM OR CONTROVERSY WITH REGARD TO PARTIES ENTITLEMENT TO SUCH REMEDIES IS A DISPUTE. THE PARTIES HERETO ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE. FURTHER, THE PARTIES AGREE THAT IF (X) THE ADMINISTRATIVE AGENT OR THE LENDERS SHALL BE ENTITLED TO EXERCISE ANY RIGHT OR REMEDY UNDER ARTICLE XI. SOLELY BECAUSE ANY EVENT OR CONDITION HAS OCCURRED OR EXISTS (OR HAS FAILED TO OCCUR OR EXIST) WHICH COULD REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT (AS DEFINED HEREIN) AND (Y) THE BORROWER IN GOOD FAITH SHALL DISPUTE THE REQUISITE LENDERS' DETERMINATION OF MATERIALITY AS PERMITTED BY THE LAST SENTENCE OF THE DEFINITION OF THE TERM MATERIAL ADVERSE EFFECT, THEN THE EXERCISE OF SUCH RIGHTS AND REMEDIES SHALL BE SUBJECT TO RESOLUTION OF SUCH DISPUTE PURSUANT TO ARBITRATION IN ACCORDANCE WITH THIS SECTION.

SECTION 13.5.  SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

     (c) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however, (i) any such participating interest must be for a constant and not a varying percentage interest, (ii) no Lender may grant a participating interest in its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in an amount less than $10,000,000 and integral multiples of $5,000,000 in excess thereof and (iii) after giving effect to any such participation a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be at least $10,000,000. Except as otherwise provided in Section 13.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall notify the Administrative Agent and the Borrower of the sale of any participation hereunder and the terms thereof.

     (d) Any Lender may with the prior written consent of each Arranging Agent and the Borrower (which consent in the case of each Arranging Agent and the Borrower shall not be unreasonably withheld) assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however,
(i) no such consent by the Borrower shall be required (x) in the case of any assignment to another Lender or any affiliate of such Lender or another Lender or (y) if a Default or Event of Default shall have occurred and be continuing;
(ii) any partial assignment shall be in an amount at least equal to $10,000,000 and integral multiples in of $5,000,000 in excess thereof and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $10,000,000 and integral multiples of $5,000,000 in excess thereof; (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement; (iv) if CoreStates shall assign any of its Commitment, then CoreStates shall cease to be the Syndication Agent and (v) each Arranging Agent, in such Arranging Agent's capacity as a Lender, shall not effect any assignment of its Commitment, if after giving effect thereto, the amount of such Commitment would be less than $5,000,000 more than the Commitment of any other Lender (other than the other Arranging Agent or the Syndication Agent) in its capacity as a Lender. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,000.

     (e) Any Lender (each, a "Designating Lender") may at any time while the Borrower has been assigned an Investment Grade Rating from either S&P or Moody's designate one Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this subsection (e) and the provisions in the immediately preceding subsections (c) and (d) shall not apply to such designation. No Lender may designate more than one Designated Lender. The parties to each such designation shall execute and deliver to the Administrative Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to Section 2.2. after the Borrower has accepted a Bid Rate Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Administrative Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 12.7. and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents.
Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding on the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender. The Borrower, the Lenders and the Administrative Agent each hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Termination Date. In connection with any such designation the Designating Lender shall pay to the Administrative Agent an administrative fee for processing such designation in the amount of $2,000.

     (f) The Administrative Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The Administrative Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment (the "Surrendered Note"), the Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Administrative Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower.

     (g) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

     (h) A Lender may furnish any information concerning the Borrower, any other Loan Party or any of their respective Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 13.8.

     (i) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any other Loan Party or any of their respective Affiliates or Subsidiaries.

     (j) Each Lender agrees that, without the prior written consent of the Borrower, or the Arranging Agents, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws United States of America or of any other jurisdiction.

SECTION 11  AMENDMENTS.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any Loan Party or Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Administrative Agent at the written direction of all of the Lenders), do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations; (iii) reduce the amount of any Fees payable hereunder; (iv) postpone any date fixed for any payment of any principal of, interest on, or Fees with respect to, any Loans or any other Obligations;
(v) change the Commitment Percentages; (vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section; (vii) release any Guarantor from its obligations under its Guaranty or (viii) modify the definition of the term "Requisite Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Designating Lender on behalf of its Designated Lender affected thereby,
(a) subject such Designated Lender to any additional obligations, (b) reduce the principal of, interest on, or other amounts due with respect to, the Designated Lender Note made payable to such Designated Lender, or (c) postpone any date fixed for any payment of principal of, or interest on, or other amounts due with respect to the Designated Lender Note made payable to the Designated Lender. Further, no amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

SECTION 11  NONLIABILITY OF ARRANGING AGENTS AND LENDERS.

     The relationship between the Borrower, on the one hand, and the Lenders and the Arranging Agents, on the other, shall be solely that of borrower and lender. No Arranging Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by either Arranging Agent or any

Lender to any Lender, the Borrower or any Subsidiary. No Arranging Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

SECTION 11  CONFIDENTIALITY.

     Except as otherwise provided by Applicable Law, the Administrative Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the Administrative Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Administrative Agent or the Lenders of rights hereunder or under any of the other Loan Documents. The Borrower hereby consents to the disclosure of any non-public information described above by a Designated Lender to any Rating Agency, commercial paper dealer, or provider of a surety, Guarantee or credit or liquidity enhancement to such Designated Lender.

SECTION 11  INDEMNIFICATION.

     (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Arranging Agents, any affiliate of the Arranging Agents and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding lost profits) (the foregoing items referred to herein as "Claims and Expenses") incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Administrative Agent's or any Lender's entering into this Agreement; (v) the fact that the Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition;
(viii) the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents; and (ix) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party (x) for any acts or omissions of such Indemnified Party in connection with matters described in the preceding clause (viii) that constitute gross negligence or willful misconduct or (y) for Claims and Expenses of a Defaulting Lender to the extent such Claims and Expenses result from the gross negligence or willful misconduct of such Defaulting Lender.

     (b) The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

     (c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

     (d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

     (e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all costs and expenses incurred by the Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnified Proceeding, such Indemnified Party shall not settle or compromise any such Indemnified Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

     (f) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

     (g) The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

SECTION 11  TERMINATION; SURVIVAL.

     At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans,
(c) the Administrative Agent is no longer obligated any longer under this Agreement to issue any Letters of Credit, (d) no Letters of Credit remain outstanding and (e) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Sections 12.7., 13.2. and 13.9. and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 13.4., shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 11  SEVERABILITY OF PROVISIONS.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 11  COUNTERPARTS.

     This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

SECTION 11  OBLIGATIONS WITH RESPECT TO LOAN PARTIES.

     The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

SECTION 11  LIMITATION OF LIABILITY.

     Neither the Arranging Agents nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of either Arranging Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue either Arranging Agent or any Lender or any of either Arranging Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

SECTION 11  ENTIRE AGREEMENT.

     This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

SECTION 11  CONSTRUCTION.

     The Administrative Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Borrower and each Lender.

SECTION 13.18.  LIMITATION OF LIABILITY OF TRUSTEES, ETC.

     THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL LOOK SOLELY TO THE PROPERTY OF THE BORROWER AND THE OTHER LOAN PARTIES FOR THE ENFORCEMENT OF ANY CLAIM AGAINST THE BORROWER AND SUCH LOAN PARTY UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS AND ACCORDINGLY NEITHER THE TRUSTEES, OFFICERS, EMPLOYEES, AGENTS NOR SHAREHOLDERS OF THE BORROWER SHALL HAVE ANY PERSONAL LIABILITY FOR OBLIGATIONS ENTERED INTO BY OR ON BEHALF OF THE BORROWER OR ANY OTHER LOAN PARTY.

                        [Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                              BORROWER:

                              FEDERAL REALTY INVESTMENT TRUST


                              By: /s/ Ron D. Kaplan
                                 -------------------------------
                                 Name: Ron D. Kaplan
                                      --------------------------
                                 Title: Chief Investment Officer
                                       -------------------------


                              By: /s/ Steven J. Guttman
                                 -------------------------------
                                 Name: Steven J. Guttman
                                      --------------------------
                                 Title: Trustee
                                       -------------------------



                      [Signatures Continued on Next Page]

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
            DECEMBER 19, 1997 WITH FEDERAL REALTY INVESTMENT TRUST]


                              FIRST UNION NATIONAL BANK, as
                               Administrative Agent, as Arranger and as a Lender


                              By: /s/ John A. Schissel
                                 -------------------------------
                                 Name: John A. Schissel
                                      --------------------------
                                 Title: Vice President
                                       -------------------------

                              COMMITMENT AMOUNT:

                              $50,000,000


                              LENDING OFFICE (ALL TYPES OF LOANS):

                              First Union National Bank
                              One First Union Center
                              Charlotte, North Carolina  28288-0166
                              Attn:  Donna Hemenway
                              Telecopier:  (704) 383-8763
                              Telephone:   (704) 383-7879



                      [Signatures Continued on Next Page]

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
            DECEMBER 19, 1997 WITH FEDERAL REALTY INVESTMENT TRUST]


                             WELLS FARGO BANK, NATIONAL
                               ASSOCIATION, as Documentation Agent, as
                               Co-Arranger and as a Lender

                             By: /s/ E.F. Shay III
                                -----------------------------------
                                Name: E.F. Shay III
                                     ------------------------------
                                Title: Vice President
                                      -----------------------------

                             COMMITMENT AMOUNT:

                             $50,000,000


                             LENDING OFFICE (ALL TYPES OF LOANS):

                             Wells Fargo Bank, National Association
                             2020 K Street, N.W., Suite 420
                             Washington, D.C.  20006
                             Attn:  Office Manager/Vice President
                             Telecopier:  (202) 296-6036
                             Telephone:   (202) 296-5577

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
            DECEMBER 19, 1997 WITH FEDERAL REALTY INVESTMENT TRUST]


                              CORESTATES BANK, N.A., as
                               Syndication Agent and as a Lender


                              By: /s/ Glenn W. Gallagher
                                 ------------------------------------
                                 Name:  Glenn W. Gallagher
                                      -------------------------------
                                 Title: Vice President
                                       ------------------------------

                              COMMITMENT AMOUNT:

                              $40,000,000


                              LENDING OFFICE (ALL TYPES OF LOANS):

                              CoreStates Bank, N.A.
                              1339 Chestnut Street
                              10th Floor, Widener Building
                              Philadelphia, Pennsylvania 19107
                              Attn:  Lorraine Alongi
                              Telecopier:  215-786-4259
                              Telephone:   215-786-4247

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
            DECEMBER 19, 1997 WITH FEDERAL REALTY INVESTMENT TRUST]


                              BANK OF MONTREAL, CHICAGO BRANCH


                              By: /s/ Catherine Sahagian Mousseau
                                 ---------------------------------
                                 Name: Catherine Sahagian Mousseau
                                      ----------------------------
                                 Title: Director
                                       ---------------------------

                              COMMITMENT AMOUNT:

                              $25,000,000


                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Bank of Montreal, Chicago Branch
                              Real Estate Department
                              115 South LaSalle Street, 12W
                              Chicago, Illinois  60603
                              Attn:  Josie Nichols, Client Services Supervisor
                              Telecopier:  312-750-4345
                              Telephone:   312-750-3748

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
            DECEMBER 19, 1997 WITH FEDERAL REALTY INVESTMENT TRUST]


                              COMMERZBANK AKTIENGESELLSCHAFT,
                               NEW YORK BRANCH


                              By: /s/ Douglas P. Traynor
                                 ---------------------------------
                                 Name: Douglas P. Traynor
                                      ----------------------------
                                 Title: Vice President
                                       ---------------------------


                              By: /s/ E. Marcus Perry
                                 ---------------------------------
                                 Name: E. Marcus Perry
                                      ----------------------------
                                 Title: Assistant Treasurer
                                       ---------------------------

                              COMMITMENT AMOUNT:

                              $25,000,000


                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Commerzbank AG, New York Branch
                              2 World Financial Center
                              New York, New York  10281
                              Attn: Christine Scaffidi, Assistant Vice President
                              Telecopier: 212-266-7593
                              Telephone:  212-266-7396

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
            DECEMBER 19, 1997 WITH FEDERAL REALTY INVESTMENT TRUST]


                              FLEET NATIONAL BANK


                              By: /s/ Aron D. Levine
                                 ----------------------------------
                                 Name: Aron D. Levine
                                      -----------------------------
                                 Title: Vice President
                                       ----------------------------

                              COMMITMENT AMOUNT:

                              $25,000,000


                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Fleet National Bank
                              75 State Street
                              Mail Code: MA BO F11A
                              Boston, Massachusetts  02109
                              Attn:  Lancy Chan, Loan Administrator
                              Telecopier:  617-346-3233
                              Telephone:   617-346-2843

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
            DECEMBER 19, 1997 WITH FEDERAL REALTY INVESTMENT TRUST]


                              MELLON BANK, N.A.


                              By: /s/ Frederick A. Felter
                                 ---------------------------------
                                 Name: Frederick A. Felter
                                      ----------------------------
                                 Title: Vice President
                                       ---------------------------

                              COMMITMENT AMOUNT:

                              $30,000,000


                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Mellon Bank, N.A.
                              1735 Market Street, 4th Floor
                              Philadelphia, Pennsylvania  19103
                              Attn:  Cheryl Zaborowski, Senior Loan
                                Administrator
                              Telecopier:  215-553-3472
                              Telephone:   215-553-3711

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
            DECEMBER 19, 1997 WITH FEDERAL REALTY INVESTMENT TRUST]


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/ Ashley J. Smith
                                 ---------------------------------
                                 Name:  Ashley J. Smith
                                      ----------------------------
                                 Title: Assistant Vice President
                                       ---------------------------


                              COMMITMENT AMOUNT:

                              $25,000,000


                              LENDING OFFICE (ALL TYPES OF LOANS):

                              PNC Bank, National Association
                              One PNC Plaza, 19th Floor
                              249 Fifth Avenue
                              Mailstop:  Pl POPP 19-2
                              Pittsburgh, Pennsylvania   15222
                              Attn:  Jan Dotchin, Loan Administrator
                              Telecopier:  412-768-5754
                              Telephone:   412-762-3986

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
            DECEMBER 19, 1997 WITH FEDERAL REALTY INVESTMENT TRUST]


                              UNION BANK OF SWITZERLAND (NEW
                               YORK BRANCH)


                              By: /s/ Joseph M. Bassil
                                 ---------------------------------
                                 Name:  Joseph M. Bassil
                                      ----------------------------
                                 Title: Director
                                       ---------------------------


                              By: /s/ Susan Le Boutillier
                                 ---------------------------------
                                 Name:  Susan Le Boutillier
                                      ----------------------------
                                 Title: Director
                                       ---------------------------

                              COMMITMENT AMOUNT:

                              $30,000,000


                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Union Bank of Switzerland (New York Branch)
                              299 Park Avenue
                              New York, New York  10171
                              Attn:  Mara Martez, Assistant Vice President
                              Telecopier:  212-821-4138
                              Telephone:   215-821-3872